Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

BURGERFI INTERNATIONAL, INC., et al.,[1]	Case No. 24-12017 (CTG)

Debtors.	(Jointly Administered)

Related D.I. 885, 887, 1141, 1152, 1306,
1336, 1337, 1344, 1345, 1348

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

CONFIRMING SECOND AMENDED COMBINED DISCLOSURE

STATEMENT AND JOINT CHAPTER 11 PLAN OF LIQUIDATION

The debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”) and the Official Committee of Unsecured Creditors (the “Committee,” and together with the Debtors, the “Proponents”) having filed the Second Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation [D.I. 885, 1141, 1337, 1344, 1345] (as amended, modified or supplemented in accordance with its terms, the “Combined Disclosure Statement and Plan” or the “Plan”); and this Court having approved on an interim basis the Plan for solicitation and related procedures [D.I. 1152] (the “Interim Approval and Procedures Order”);2 and upon the Plan Supplement [D.I. 1306]; and upon the revised Liquidating Trust Agreement [D.I. 1336]; and upon the filed affidavits of service in connection with solicitation on the Plan [D.I. 1172, 1314, 1316, 1326] (the “Solicitation Certificates”); and upon the Declaration of Brian Karpuk with Respect to the Tabulation of Votes on the First Amended Combined Disclosure Statement and Plan [D.I. 1335] (the “Voting Certification”); and upon the Declaration of Jeremy Rosenthal in Support of Confirmation of the Second Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation [D.I. 1351]; and upon the Debtors’ Memorandum of Law in Support of Confirmation of the Revised First Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation [D.I. 1341]; and the Court having conducted a hearing to consider approval of the adequacy of the disclosures in the Plan on a final basis and confirmation of the Plan on March 11, 2025 (the “Confirmation Hearing”); and upon the evidence adduced and offered and the statements and arguments of counsel at the Confirmation Hearing; and the Court having reviewed all filings in connection with confirmation and having heard all parties desiring to be heard; and after due deliberation and sufficient cause appearing therefor,

[1]	The last four digits of the tax identification number of BurgerFi International, Inc. and of Anthony’s Pizza Holding Company, LLC are 8815 and 4718, respectively. A list of all Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, is available at https://cases.stretto.com/BFI. The Debtors’ mailing address is 5271 California Ave., Suite 270, Irvine, CA 92617.
[2]	Capitalized terms used and not defined herein have the meanings ascribed in the Plan or the Interim Approval and Procedures Order, as applicable.

IT IS HEREBY FOUND AND DETERMINED THAT:

A.       Findings and Conclusions. The findings of fact and conclusions of law set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Federal Rule of Civil Procedure 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.       Jurisdiction and Venue. The Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue is proper before the Court and in this District pursuant to 28 U.S.C. §§ 1408 and 1409.

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C.       Case Status. The Debtors commenced these Chapter 11 Cases on September 11, 2024. The Debtors have continued to operate as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been requested or appointed in these Chapter 11 Cases. On September 27, 2024, the Office of the United States Trustee for the District of Delaware appointed the Committee.

D.       Adequate Information. The Plan contains adequate information within the meaning of section 1125(a) of the Bankruptcy Code.

E.       Notice and Service. The Voting Certification and the Solicitation Certificates evidence the transmittal and service of the Plan and related solicitation materials and notices in accordance with the Interim Approval and Procedures Order. Such transmittal and service constitutes due, adequate and sufficient notice of the Plan and the Confirmation Hearing under the circumstances to all parties entitled to such notice under the Bankruptcy Code and Bankruptcy Rules, and no other or further notice is necessary or required.

F.       Solicitation. As evidenced by the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code and the Bankruptcy Rules, and the Interim Approval and Procedures Order.

G.       Plan Supplement. The Plan Supplement was filed on February 21, 2025 in accordance with the Interim Approval and Procedures Order. The information and documents comprising the Plan Supplement and the amendments or supplements thereto are integral to the Plan. Under the circumstances, the filing and service of such documents as set forth in the Interim Approval and Procedures Order constitutes due, adequate and sufficient notice thereof to all parties entitled to such notice under the Bankruptcy Code and Bankruptcy Rules, and no other or further notice is necessary or required. Consistent with the terms of the Plan, the Proponents reserve rights to alter, amend, update, or modify the Plan Supplement in accordance with the terms thereof.

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H.       Burden of Proof. The Proponents have met their burden of proving the adequacy of the disclosures in the Plan, and the elements of sections 1129(a) and (b) of the Bankruptcy Code necessary to confirm the Plan, by a preponderance of the evidence.

I.       Section 1125(e). Based on the record before the Bankruptcy Court and the record of the Chapter 11 Cases, the Proponents and their respective professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and any applicable non- bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein, the exculpation provisions set forth in the Plan.

J.       Bankruptcy Rule 3016. The Plan is dated and identifies its proponents in accordance with Bankruptcy Rule 3016(a). The Plan describes in specific and conspicuous language all acts to be enjoined and identifies the entities subject to such injunction in accordance with Bankruptcy Rule 3016(c).

K.       Section 1129(a)(1). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Plan is dated and identifies the Debtors and the Committee as plan proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

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L.       Section 1129(a)(2). The Proponents have complied with all applicable provisions of the Bankruptcy Code, including without limitation, sections 1122, 1123, 1124, 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules, the Interim Approval and Procedures Order, and other orders of the Court.

M.       Section 1129(a)(3). The Plan has been proposed by the Proponents in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In making this determination, the Court has considered the circumstances and record of these Chapter 11 Cases and the process leading to the filing of the Plan and the Confirmation Hearing. The Plan is the outcome of thorough, arm’s-length negotiations between the Debtors, the Committee, and key stakeholders, and has received strong support from creditors. The Plan is proposed to effect a successful liquidation of the Debtors, enable the pursuit and monetization of remaining assets for the benefit of the Debtors’ stakeholders, and accordingly is consistent with the objectives and purposes of the Bankruptcy Code.

N.       Section 1129(a)(4). The payments made or to be made by the Debtors to professionals for services or costs in connection with the Plan or incident to these Chapter 11 Cases, either has been approved by or is subject to the approval of the Court as reasonable. Thus, the Plan satisfies section 1129(a)(4) of the Bankruptcy Code.

O.       Section 1129(a)(5). The Proponents have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the Liquidating Trustee and the Oversight Committee proposed to serve after the Effective Date have been adequately disclosed in the Plan Supplement. The appointment of the proposed Liquidation Trustee, and the proposed members of the Oversight Committee, is consistent with the interests of creditors and with public policy, including because the Committee has participated in the selection of the proposed Liquidating Trustee and Oversight Committee members, and no objection to the proposed Liquidating Trustee or Oversight Committee members has been filed.

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P.       Section 1129(a)(6). The Plan does not provide for rate changes by any of the Debtors or the Liquidating Trust. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable.

Q.       Section 1129(a)(7). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Plan Supplement, and the other evidence proffered or adduced at the Confirmation Hearing in connection therewith (i) is reasonable, credible and persuasive, (ii) has not been controverted by other evidence, and (iii) establishes that each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

R.       Section 1129(a)(8). Class 1 and Class 2 are Unimpaired under the Plan and each is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 3 and Class 5 have accepted the Plan in accordance with section 1126(c) of the Bankruptcy Code. However, section 1129(a)(8) of the Bankruptcy Code has not been satisfied because Class 4 and Class 6 have rejected the Plan and because Class 7 and Class 8 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding such rejection, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code as set forth below.

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S.       Section 1129(a)(9). The treatment of Administrative Claims and Priority Tax Claims under the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

T.       Section 1129(a)(10). Class 3 and Class 5 have voted to accept the Plan, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

U.       Section 1129(a)(11). The Plan provides for the transfer of the Liquidating Trust Assets to the Liquidating Trust, the designation of the Liquidating Trustee to administer the Liquidating Trust and make Distributions to Holders of Allowed Claims in accordance with the Liquidating Trust Agreement and the terms of the Plan, and the liquidation of the Debtors. In addition, the Plan provides for the establishment of various reserves, setting aside money and property sufficient to make certain required payments and Distributions. The evidence proffered or adduced at the Confirmation Hearing related to the requirements of section 1129(a)(11) of the Bankruptcy Code is reasonable, credible and persuasive, and establishes that confirmation of the Plan is not likely to be followed by the need for further financial reorganization of the Debtors or any successor thereto, thereby satisfying section 1129(a)(11) of the Bankruptcy Code.

V.       Section 1129(a)(12). The Plan provides for the payment by the Effective Date of all fees required under 28 U.S.C. § 1930(a), and thereby satisfies section 1129(a)(12) of the Bankruptcy Code.

W.       Sections 1129(a)(13)-(16). The Debtors do not owe retiree benefits (as defined under section 1114 of the Bankruptcy Code), and accordingly section 1129(a)(13) does not apply to the Plan. Additionally, sections 1129(a)(14)-(16) of the Bankruptcy Code apply to individuals or nonprofit entities and are not applicable to these Chapter 11 Cases.

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X.       Section 1129(b). All of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8), are satisfied by the Plan. Class 4 and Class 6 have rejected the Plan, while Class 7 and Class 8 are both deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code (the “Rejecting Classes”). The Plan’s classification scheme, including its treatment of the Rejecting Classes, is appropriate as similarly situated Claims or Interests receive substantially similar treatment under the Plan, and valid business, factual, and legal reasons exist for the separate classification and treatment of the Claims or Interests across the various Classes established under the Plan. In addition, no holder of any Claim or Interest that is junior to the Claims or Interests in any Rejecting Class will receive or retain any property under the Plan on account of such junior Claim or Interest, and no Class is receiving or retaining property under the Plan with a value greater than the Allowed amount of Claims in such Class. Therefore, the Plan does not discriminate unfairly, and is fair and equitable, with respect to each of the Rejecting Classes. Accordingly, the Plan satisfies the requirements of and may be confirmed under section 1129(b) of the Bankruptcy Code.

Y.       Section 1129(c). The Plan is the only plan that has been filed in the Chapter 11 Cases, and accordingly the requirements of section 1129(c) of the Bankruptcy Code are satisfied.

Z.       Section 1129(d). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

AA.   Executory Contracts and Unexpired Leases. Article VII of the Plan provides for the rejection of all Executory Contracts or Unexpired Leases of the Debtors as of the Effective Date, except for those previously assumed, assigned, or rejected by the Debtors, or the subject of a pending Assumption Notice or Rejection Notice (or the subject of a pending motion to assume and assign, or to reject), or as otherwise set forth herein. Article VII of the Plan is consistent with section 1123(b)(2) of the Bankruptcy Code and satisfies the requirements of section 365 of the Bankruptcy Code.

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BB.    Exculpation, Releases, and Injunction. The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the exculpation, release, and injunction provisions in the Plan and this Order. Section 105(a) of the Bankruptcy Code permits approval of the foregoing provisions set forth in, among other articles, Article XI of the Plan because, as has been established based upon the record in the Chapter 11 Cases and the evidence presented at the Confirmation Hearing, such provisions (i) were integral to achieving settlement among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ Estates, (iii) are fair, equitable, and reasonable, and (iv) are in the best interests of the Debtors, their Estates, and all parties in interest. Accordingly, based upon the record of the Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Confirmation Hearing, this Court finds that the exculpation provision set forth in Section 11.1, the releases set forth in Section 11.2, and the related injunction in Section 11.3 of the Plan are consistent with the Bankruptcy Code and applicable law.

CC.    Consummation. Each of the conditions to consummation of the Plan, as set forth in Article XIV, is reasonably likely to be satisfied in accordance with the terms thereof or waived. All documents necessary to implement the Plan, and all other relevant and necessary documents have been developed and negotiated in good faith and at arms-length and shall, upon completion of documentation and execution, and subject to the occurrence of the Effective Date, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

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DD.    Waiver of Stay. Cause exists under the circumstances to waive the stay imposed by Bankruptcy Rule 3020(e).

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.       Adequate Information. The Plan, as supplemented by the Plan Supplement, is hereby approved on a final basis as containing adequate information within the meaning of section 1125 of the Bankruptcy Code, and any objections to the adequacy of the information contained therein that have not been withdrawn, waived or otherwise resolved prior to, or on the record at, the Confirmation Hearing, are hereby overruled on the merits and denied.

2.       Confirmation. The Plan, in the form attached as Exhibit 1, and including all documents of the Plan Supplement, as modified by this Order, is hereby approved and confirmed pursuant to section 1129 of the Bankruptcy Code. All objections or reservations of rights pertaining to confirmation of the Plan that have not been withdrawn, waived or otherwise resolved prior to, or on the record at, the Confirmation Hearing, are hereby overruled on the merits and denied.

3.       Amendments, Modifications or Alterations. To the extent the Plan has been amended, modified or supplemented subsequent to solicitation, such revisions do not adversely affect the treatment of any Claims or Interests under the Plan and are consistent with Section 13.9 of the Plan, and, pursuant to Bankruptcy Rule 3019, such revisions do not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code.

4.       Effective Date. The Effective Date of the Plan shall occur on the date, as determined by the Proponents, when the conditions set forth in Section 14.2 of the Plan have been satisfied or waived in accordance with the terms thereof.

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5.       Binding Effect. The Plan shall be binding on the Debtors, the Estates, the Liquidating Trust, and all Entities from and after the Effective Date, as well as the respective heirs, executors, administrators, successors, or assigns, if any, of each of the foregoing.

6.       Vesting of Assets. As of the Effective Date, pursuant to the provisions of section 1141(b) and (c) of the Bankruptcy Code, all Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Liens, and Interests, including without limitation under any theory of successor, successor-in-interest or transferee liability, except as otherwise expressly provided in the Plan or this Order, and subject to the terms and conditions of the Plan and this Order. Without limiting the foregoing, all Retained Causes of Action, and the TREW Litigation Contribution, shall be preserved and shall transfer to and vest in the Liquidating Trust on the Effective Date.

7.       Exemption. The issuance, transfer or exchange of a security under the Plan, or the making or delivery of an instrument of transfer of property under the Plan, shall not be subject to any stamp or similar tax to the fullest extent provided by section 1146(a) of the Bankruptcy Code, whether such action is taken by the Debtors, Liquidating Trust, or any other Person. The issuance of the New Parent Equity, or other equity interests in the Debtors (if any), shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, to the fullest extent provied by section 1145 of the Bankruptcy Code.

8.       Liquidating Trust Agreement. The form of the Liquidating Trust Agreement [D.I. 1336-1], is hereby approved in its entirety, and the Debtors and Liquidating Trustee, as applicable, are authorized to execute and to take any action necessary or appropriate to implement, effectuate or consummate the Liquidating Trust Agreement. Entry into the Liquidating Trust Agreement, the selection of the Liquidating Trustee, and the form of the Liquidating Trust Agreement is appropriate and in the best interests of the Debtors and their estates.

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9.       Appointment of the Liquidating Trustee. On the Effective Date, Daniel F. Dooley of MorrisAnderson & Associates, Ltd. shall be appointed as Liquidating Trustee of the Liquidating Trust. From and after the Effective Date, the Liquidating Trustee shall be the exclusive representative of each Debtor and of each Estate with all rights and powers of a trustee under the Bankruptcy Code.

10.       Compromise. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Order constitutes approval of such compromise and settlement. Without limiting the foregoing, consideration for the settlement between the estates and TREW as embodied in the Committee Terms is reasonable and adequate, and entry of this Order shall be deemed approval under Bankruptcy Rule 9019 of the Committee Terms subject in all respects to the provisions of the Plan and this Order.

11.       Exculpation. Section 11.1 of the Plan is hereby approved in its entirety and, subject to the occurrence of the Effective Date, is immediately effective and binding in accordance with its terms.

12.       Releases. Section 11.2 of the Plan is hereby approved in its entirety and, subject to the occurrence of the Effective Date, is immediately effective and binding in accordance with its terms.

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13.       Injunction. Section 11.3 of the Plan is hereby approved in its entirety and, subject to the occurrence of the Effective Date, is immediately effective and binding in accordance with its terms.

14.       Rejection of Executory Contracts and Unexpired Leases. As of the Effective Date, except as expressly set forth in the Plan, all Executory Contracts and Unexpired Leases of the Debtors are hereby rejected, unless such contract or lease: (i) previously was assumed, assumed and assigned, or rejected; (ii) is the subject of a pending Assumption Notice or Rejection Notice; or (iii) is the subject of a pending motion by the Debtors to reject or to assume and assign. For the avoidance of doubt, nothing in the Plan or this Order shall be deemed to effect a rejection of any Asset Purchase Agreements or Insurance Policies, and the Liquidating Trust shall be entitled to enforce all rights of the Debtors relating thereto.

15.       Pending Notices or Motions. Notwithstanding anything to the contrary in the Plan or in this Order, or the occurrence of the Effective Date, any counterparty to an Executory Contract or Unexpired Lease that is the subject of a Rejection Notice or Assumption Notice (or a motion to reject or to assume and assign) that is pending as of the date of the Confirmation Hearing or as of the Effective Date may object on any basis to such proposed rejection, or such proposed assumption and assignment, to the fullest extent permissible in accordance with the Bankruptcy Code and the Sale Orders.

16.       Rejection Claims Bar Date. If the rejection of any Executory Contract or Unexpired Lease under the Plan gives rise to a Claim, the Holder of such Claim shall file a proof of Claim with the Claims Agent no later than 30 days after the Effective Date. Any Holder that does not timely file such proof of Claim shall not be treated as a Holder with respect to such Claim for any purpose of the Plan and shall be forever barred from asserting such Claim against the Debtors, the Estates or the Liquidating Trust.

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17.       Administrative Claims Bar Date. Except for Administrative Claims that are Assumed Liabilities, 503(b)(9) Claims, Professional Claims or Statutory Fees, Holders of Administrative Claims that are not Governmental Units must File a request for payment of such Claim, together with supporting documentation, no later than 30 days after the Effective Date. Any Holder that does not timely File such request shall not be treated as a Holder with respect to such Claim for any purpose of the Plan and shall be forever barred from asserting such Claim against the Debtors, the Estates or the Liquidating Trust.

18.       Professional Claims. All requests for payment of Professional Claims must be Filed no later than 30 days after the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and, pursuant to the Plan and Liquidating Trust Agreement, professionals may be employed by the Liquidating Trustee on behalf of the Liquidating Trust and paid in the ordinary course without any further notice to, or action, order, or approval of, the Court. Any Professional Claims shall be paid in accordance with the Plan.

19.       Statutory Fees. Section 5.4 of the Plan is hereby approved in its entirety, and, subject to the occurrence of the Effective Date, is immediately effective and binding in accordance with its terms.

20.       Distributions. On and after the Effective Date, Distributions on account of Allowed Claims are authorized and, without limiting any other provisions of the Plan and this Order concerning the powers, duties, and authority of the Liquidating Trustee, the Liquidating Trustee shall be authorized to effectuate such Distributions, resolution, and treatment in accordance with the terms of the Plan and the Liquidating Trust Agreement.

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21.       Deemed Consolidation. Pursuant to section 105(a) of the Bankruptcy Code, the deemed consolidation of each BFI Debtor with the other BFI Debtors, and of each ACFP Debtor with the other ACFP Debtors, in accordance with Section 8.5 of the Plan is hereby approved and effective as of the Effective Date.

22.       Implementation. The Debtors and the Liquidating Trustee, as applicable, are hereby authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan. On the Effective Date, the Liquidating Trustee is authorized and empowered to issue, execute, file, and deliver or record such documents, contracts, instruments, releases and other agreements in the name of the Liquidating Trust and on behalf of the Debtors.

23.       Governmental Authorization. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, filings and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Order.

24.       Provisions Regarding Liquor Licenses. Nothing in the Plan or this Order releases, nullifies, precludes or enjoins the enforcement by any governmental unit of any police or regulatory liability that any entity would be subject to as the post-sale owner or operator of property after the Closing. Nor shall anything in the Plan or this Order limit any governmental unit in the exercise of its police or regulatory powers in accordance with 11 U.S.C. § 362(b)(4) or 28 U.S.C. § 959. Further, nothing in the Plan or this Order authorizes the transfer or assignment of any governmental license, permit, or registration without compliance with all applicable requirements and approvals under police or regulatory laws. Notwithstanding anything to the contrary in this Order, the Plan or the Liquidating Trust Agreement, the closing of any of the Debtors’ chapter 11 cases shall not affect or impair the ability of the Liquidating Trust to sell, transfer or dispose of any liquor license or other Liquidating Trust Asset.

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25.       Provisions Regarding the United States. Notwithstanding any provision in the Plan or this Order: (1) nothing shall discharge, release, enjoin, impair or otherwise preclude (a) any Liability to the United States that is not a Claim, (b) any Claim of the United States arising after the Effective Date, or (c) any Liability of any entity or person to the United States arising after the Effective Date; (2) nothing shall affect or impair the exercise of the United States’ police and regulatory powers against the Debtors, the Liquidating Trust or any non-debtor arising after the Effective Date; (3) nothing shall be interpreted to require the United States to novate or otherwise consent to the transfer of any federal contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (4) nothing shall affect any valid right of setoff or recoupment of the United States against any of the Debtors; provided, however, that the rights and defenses of the Debtors (and the Liquidating Trust) with respect thereto are fully preserved (other than any rights or defenses based on language in the Plan or this Order that may extinguish or limit setoff or recoupment rights); (5) nothing shall relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law; (6) nothing shall modify the scope of Section 505 of the Bankruptcy Code with respect to any Claims of the United States; (7) nothing shall confer jurisdiction on this Court with respect to the Claims, Liabilities and Causes of Action of the United States beyond the fullest extent otherwise permitted by applicable law; and (8) any Claim of the United States shall be entitled to postpetition interest thereon as otherwise provided for by the Bankruptcy Code; provided, however, that the rights and defenses of the Debtors (and the Liquidating Trust) with respect thereto are fully preserved (other than any rights or defenses based on language in the Plan or this Order that may extinguish or limit postpetition interest).

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26.       Garden Road Resolution. The Objection of Garden Road Capital Advisors, LLC d/b/a Class Action Financial Settlements to Confirmation of Debtors’ First Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation [D.I. 1319] (the “Garden Road Objection”) is hereby resolved as set forth herein. All contracts (the “Garden Road Prepetition Contracts”) by and between any of the Debtors and Garden Road Capital Advisors, LLC d/b/a Class Action Financial Settlements (“Garden Road”) shall be rejected upon the Effective Date, provided, however, that, on the Effective Date or as soon as reasonably practicable thereafter, the Liquidating Trustee and Garden Road shall enter into a single master agreement governing the post-effective services to be provided by Garden Road with respect to the Antitrust Actions (as defined in the Garden Road Objection) on terms that have been agreed to by the parties. Garden Road hereby waives any claims arising from the rejection of the Garden Road Prepetition Contracts.

27.       Committee Dissolution. On the Effective Date, the Committee shall dissolve automatically, and its Professionals and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases, except as provided for in the Plan.

28.       Prior Orders; Agreements. Subject to the occurrence of the Effective Date, and subject to the terms of the Plan and this Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder, and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date shall be binding upon and shall inure to the benefit of the Debtors and the Liquidating Trustee in accordance with the Plan.

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29.       Notice of Effective Date. Within two days after the Effective Date, the Debtors or Liquidating Trust shall File a notice of occurrence of the Effective Date, which shall identify the applicable deadlines for filing Proofs of Claim or requests on account of any Administrative Claim, Professional Claim, or Claim for any damages from the rejection of any Executory Contract or Unexpired Lease pursuant to the Plan, with such notice to be served on all parties that received the Confirmation Notice.

30.       Construction; Interpretation. The failure to include or specifically describe or reference any particular provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be approved and confirmed in its entirety. Except as expressly provided by this Order, each provision of the Plan is valid and enforceable in accordance with its terms and is nonseverable and mutually dependent. The Plan shall control in the event of any inconsistency with the Plan Supplement, except to the extent that the Plan Supplement expressly states that a specific provision controls. This Order shall control in the event of any inconsistency with the Plan, Plan Supplement, or any other agreement, exhibit or document.

31.       Waiver of Stay; Final Order. Notwithstanding Bankruptcy Rule 3020(e) or any other Bankruptcy Rule, this Order shall be effective and enforceable immediately upon entry. This Order is a Final Order, and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

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32.       Governing Law. Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal laws apply, the rights and obligations arising under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

33.       Jurisdiction. The Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases, the Plan, and the Liquidating Trust from and after the Effetive Date to the fullest extent that is legally permissible and provided for in the Plan.

/s/ CRAIG T. GOLDBLATT
Dated: March 12th, 2025	CRAIG T. GOLDBLATT
Wilmington, Delaware	UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT 1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

BURGERFI INTERNATIONAL, INC., et al.,[1]	Case No. 24-12017 (CTG)

Debtors.	(Jointly Administered)

SECOND AMENDED COMBINED DISCLOSURE STATEMENT
AND JOINT CHAPTER 11 PLAN OF LIQUIDATION

	RAINES FELDMAN LITTRELL LLP		MORRIS, NICHOLS, ARSHT & TUNNELL LLP
	Thomas J. Francella, Jr. (No. 3835)		Derek C. Abbott (No. 3376)
	Mark W. Eckard (No. 4542)		Matthew O. Talmo (No. 6333)
	824 North Market Street, Suite 805		Austin T. Park (No. 7247)
	Wilmington, DE 19801		1201 North Market Street
	Telephone: (302) 772-5805		P.O. Box 1347
Email:	tfrancella@raineslaw.com		Wilmington, Delaware 19899-1347
	meckard@raineslaw.com		Telephone: (302) 658-9200
		Email:	dabbott@morrisnichols.com
	- and -		mtalmo@morrisnichols.com
apark@morrisnichols.com
Hamid R. Rafatjoo (pro hac vice)
	Robert S. Marticello (pro hac vice)		- and -
1900 Avenue of the Stars, 19th Floor
	Los Angeles, CA 90067		MCDONALD HOPKINS LLC
	Telephone: (310) 440-4100		Scott N. Opincar
Email:	hrafatjoo@raineslaw.com		600 Superior Avenue, East
	rmarticello@raineslaw.com		Suite 2100 Cleveland, OH 44114
Telephone: (216) 348-5753
	- and -	Email:	sopincar@mcdonaldhopkins.com

	David S. Forsh (pro hac vice)		Co-Counsel for the Committee of Unsecured Creditors
1350 Avenue of the Americas, 22nd Floor
New York, NY 10019
Telephone: (917) 790-7100
Email:	dforsh@raineslaw.com

Counsel to the Debtors and Debtors in Possession

[1]	The last four digits of the tax identification number of BurgerFi International, Inc. and of Anthony’s Pizza Holding Company, LLC are 8815 and 4718, respectively. A list of all Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, is available at https://cases.stretto.com/BFI. The Debtors’ mailing address is 5271 California Ave., Suite 270, Irvine, CA 92617.

TABLE OF CONTENTS

DISCLAIMER		v
Article I INTRODUCTION		1
Article II DEFINITIONS AND CONSTRUCTION OF TERMS		1
2.1	Definitions	1
2.2	Amendments	1
2.3	Interpretation	1
Article III BACKGROUND		2
3.1	Overview	2
3.2	Capital Structure	2
3.3	Challenges Before the Petition Date	3
3.4	Prepetition Marketing Efforts	4
3.5	The Chapter 11 Cases	4
3.6	The Committee	7
3.7	Additional Documents and Information	7
Article IV IMPORTANT DATES		8
Article V TREATMENT OF UNCLASSIFIED CLAIMS		9
5.1	Administrative Claims	9
5.2	Priority Tax Claims	9
5.3	Professional Claims	10
5.4	Statutory Fees	11
Article VI TREATMENT AND CLASSIFICATION OF CLAIMS AND INTERESTS		11
6.1	Summary of Classes and Projected Recoveries	11
6.2	Class 1 – Other Secured Claims	12
6.3	Class 2 – Priority Non-Tax Claims	13
6.4	Class 3 – TREW Claims	13
6.5	Class 4 – CP7 Claims	14
6.6	Class 5 – BFI Claims	14
6.7	Class 6 – ACFP Claims	14
6.8	Class 7 – Intercompany Claims	15
6.9	Class 8 – Interests	15
6.10	Reservation of Rights Regarding Claims	15
6.11	Subordination	15

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Article VII EXECUTORY CONTRACTS AND UNEXPIRED LEASES		16
7.1	Rejection of Executory Contracts and Unexpired Leases	16
7.2	Deadline for Filing Proofs of Claim for Rejection Damages	16
7.3	Assumption of Certain Insurance Policies	16
Article VIII MEANS OF IMPLEMENTING THE PLAN		16
8.1	Vesting of Estate Property	17
8.2	TREW Contribution	17
8.3	Effective Date Distributions	17
8.4	Retained Causes of Action	17
8.5	Deemed Consolidation	18
8.6	Exemption from Certain Taxes	19
8.7	Release of Liens	19
8.8	Adequate Assurance Deposits	19
8.9	Cancellation of Claims, Interests and Obligations	19
8.10	Preservation of Insurance Coverage	20
8.11	No Discharge	20
8.12	Dissolution of the Committee	20
8.13	Dissolution of the Debtors	20
8.14	Corporate Approvals; Further Transactions	21
8.15	Direction to Parties	21
Article IX CERTAIN PROVISIONS REGARDING THE LIQUIDATING TRUST		22
9.1	Liquidating Trust	22
9.2	Liquidating Trustee	24
Article X CLAIMS RESOLUTIONS AND DISTRIBUTIONS		25
10.1	Claim Objections and Resolutions	25
10.2	General Distribution Provisions	26
10.3	Distribution Waterfall	27
10.4	Distribution Reserves	27
10.5	Distributions After Allowance	28
10.6	Timing of Distributions	28
10.7	Delivery of Distributions	28
10.8	Unclaimed Distributions	28
10.9	De Minimis Distributions	29

10.10	Limitations on Distributions	29
10.11	Distribution Offsets	29
10.12	BF Parent Assets	30
10.13	Claims Subject to Insurance	30
10.14	Claims Assumed by Asset Purchasers	30
10.15	No Postpetition Interest	30
10.16	Compliance with Tax Requirements; Withholding	31
10.17	Residual Assets	31
Article XI EXCULPATION, RELEASES AND INJUNCTIONS		32
11.1	Exculpation	32
11.2	Releases	32
11.3	Injunction	33
Article XII CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING		34
12.1	The Plan May Not Be Accepted	34
12.2	The Plan May Not Be Confirmed	34
12.3	The Plan May Require Modification	35
12.4	The Plan May Not Be Consummated	35
12.5	Distributions Under the Plan May Be Inconsistent With Projections	36
12.6	The Liquidating Trust Assets May Not Be Sufficient	36
12.7	Risks Associated with Forward Looking Statements	36
12.8	The Plan May Result in Adverse Tax Consequences	36
Article XIII CONFIRMATION AND VOTING PROCEDURES		39
13.1	Confirmation Procedures	39
13.2	Confirmation Requirements	39
13.3	Classification of Claims and Interests	40
13.4	Impaired or Unimpaired Status	40
13.5	Acceptance; Cramdown	41
13.6	Feasibility	42
13.7	Best Interests	42
13.8	Solicitation Packages	43
13.9	Acceptance or Rejection of the Plan	43
13.10	Plan Amendment After Solicitation	44

Article XIV CONDITIONS TO THE EFFECTIVE DATE		44
14.1	Conditions Precedent to Confirmation	44
14.2	Conditions Precedent to the Effective Date	45
14.3	Establishing the Effective Date	45
14.4	Effect of Failure of Conditions	45
14.5	Waiver of Conditions to Confirmation and Effective Date	45
Article XV RETENTION OF JURISDICTION		46
Article XVI MISCELLANEOUS PROVISIONS		47
16.1	Injunctions or Stays	47
16.2	Amendments	47
16.3	Severability	47
16.4	Notices	48
16.5	Creditor Noticing	48
16.6	Governing Law	48
16.7	Controlling Interpretation	48
16.8	Plan Supplement; Exhibits and Schedules	48
16.9	No Admissions	48
16.10	Binding Effect; Successors and Assigns	49
16.11	Immediate Effectiveness	49
16.12	Final Decree	49

DISCLAIMER

THIS COMBINED DISCLOSURE STATEMENT AND PLAN CONTAINS CERTAIN STATUTORY PROVISIONS AND DESCRIBES CERTAIN EVENTS IN THESE CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THIS COMBINED DISCLOSURE STATEMENT AND PLAN THAT MAY BE ATTACHED AND ARE INCORPORATED BY REFERENCE. ALTHOUGH THE DEBTORS BELIEVE THAT THIS INFORMATION IS FAIR AND ACCURATE, THIS INFORMATION IS QUALIFIED IN ITS ENTIRETY TO THE EXTENT THAT IT DOES NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS.

THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS MADE ONLY AS OF THE DATE OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN, UNLESS ANOTHER TIME IS SPECIFIED. THIS COMBINED DISCLOSURE STATEMENT AND PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED IN GOOD FAITH TO BE ACCURATE OR THE BEST AVAILABLE INFORMATION. THERE CAN BE NO ASSURANCES THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THIS DATE.

NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS. EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN AND IN THE RELATED EXHIBITS HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OR ANY OTHER JURISDICTION.

THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTIONS 1123 AND 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016 AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON- BANKRUPTCY LAWS. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION OR ANY SECURITIES EXCHANGE OR ASSOCIATION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. NO OTHER GOVERNMENTAL OR OTHER REGULATORY AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

v

HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THIS COMBINED DISCLOSURE STATEMENT AND PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

THE DEBTORS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS SUPPORT CONFIRMATION OF THE PLAN AND RECOMMEND ALL ELIGIBLE CREDITORS VOTE TO ACCEPT THE PLAN.

ARTICLE I

INTRODUCTION

The Debtors and the Committee hereby submit this Revised First Amended Combined Disclosure Statement and Joint Chapter 11 Plan of Liquidation (the “Combined Disclosure Statement and Plan” or the “Plan”). The Plan is both a disclosure statement and a plan within the meaning of such terms under the Bankruptcy Code, Bankruptcy Rules and Local Rules.

The Debtors and the Committee are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. As set forth below, the Plan provides for the liquidation of the Debtors’ remaining assets and distribution of the proceeds to Creditors. The Plan also contains, among other things, a discussion of the Debtors’ history, businesses, properties, operations, the chapter 11 cases, risk factors, summary and analysis of the Plan, and certain other related matters.

The Debtors and the Committee believe that the Plan complies with all applicable requirements and is the best available alternative for Creditors. The Debtors and the Committee therefore recommend that all eligible Creditors vote to ACCEPT the Plan.

ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THE PLAN IN ITS ENTIRETY, AND TO CONSULT WITH AN ATTORNEY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND IN THE PLAN, INCLUDING CONSENT OF THE COMMITTEE AS SET FORTH IN SECTION 16.2 OF THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN, OR ANY PART THEREOF, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

ARTICLE II

DEFINITIONS AND CONSTRUCTION OF TERMS

2.1            Definitions. All capitalized terms used but not defined elsewhere in the Plan have the meaning set forth in the Glossary of Defined Terms attached as Exhibit A hereto. Any capitalized term used and not defined by the Plan has the meaning ascribed to that term under the Bankruptcy Code and/or Bankruptcy Rules.

2.2            Amendments. For purposes of the Plan, any references to a document or exhibit means such document or exhibit as it has been or may be amended, supplemented, or otherwise modified.

2.3            Interpretation. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, Article of, Schedule to, or Exhibit to the Plan. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE III

BACKGROUND

3.1	Overview

As of the Petition Date, the Debtors operated 67 restaurants, and franchised another 77 restaurants, under the BurgerFi and Anthony’s Coal Fired Pizza brand names. The BurgerFi brand of restaurants was founded in 2011 with its first location in Lauderdale-by-the-Sea, Florida. On December 16, 2020, the BurgerFi business was acquired by OPES Acquisition Corp. (“OPES”), a special purpose acquisition company, and thereafter was publicly-traded on the NASDAQ under the symbol “BFI”. The Anthony’s Coal Fired Pizza (“ACFP”) brand of restaurants was founded in 2002 and acquired by BF Parent on November 3, 2021 (the “ACFP Acquisition”).

An organizational chart showing the Debtors’ corporate structure as of the Petition Date is attached as Exhibit C.

3.2	Capital Structure

As of the Petition Date, the Debtors’ primary indebtedness consisted of Liabilities under two secured credit facilities in an aggregate amount of approximately $78.7 million.

BF Parent and its indirect subsidiary Plastic Tripod, Inc. are the borrowers under the Senior Credit Facility. Substantially all other Debtors are guarantors of the borrowers’ obligations under the Senior Credit Facility, and substantially all assets of the Debtors serve as collateral for such obligations. The Senior Credit Facility was entered into by the ACFP business in 2015 and the BurgerFi businesses assumed this liability and became obligors in connection with the ACFP Acquisition.

In April 2024, TREW acquired the lender position under the Senior Credit Facility and subsequently assumed the related roles of administrative agent and collateral agent. As of the Petition Date, the Senior Credit Facility was in default on account of, among other things, the Debtors’ failures to make required payments of principal and interest and failures to comply with certain reporting requirements. At that time, and inclusive of an emergency protective advance made by TREW in August 2024, approximately $60,253,470.95 was owing under the Senior Credit Facility.

BF Parent and Plastic Tripod, Inc. are also the borrowers under the Junior Credit Facility, which was entered into in February 2023. Substantially all other Debtors are guarantors of the borrowers’ obligations under the Junior Credit Facility, and substantially all assets of the Debtors serve as collateral for such obligations, subject to the Intercreditor Agreement in favor of TREW. As of the Petition Date, approximately $18,509,061.75 was owing under the Junior Credit Facility.

Each of the Debtors is wholly owned by other Debtors, except for BF Parent, which was publicly traded. As of the Petition Date, the largest common stockholders of BF Parent were Ophir Sternberg (17.4%), Walleye Capital LLC (13.4%), Lionheart Equities, LLC (11.2%), CG2 Capital LLC (10.6%, Lion Point Capital, LP (9.2%) and The John Rosatti Family Trust dated August 27, 2001 (9.9%).

3.3	Challenges Before the Petition Date

The Debtors have incurred significant losses since 2021. Despite substantially increasing revenues by the ACFP Acquisition, the Debtors suffered a $135.6 million loss in 2021 on a consolidated basis. The losses continued in 2022 and 2023, with same store revenues declining at corporate-owned stores, and declines in revenues for franchisees leading to lower royalty revenue for the Debtors. For its 2022 and 2023 years, the Debtors incurred losses of $103.4 million and $30.7 million, respectively. The Debtors continued to experience revenue declines and a deteriorating cash position in 2024, and reported negative cash flow from operations of $5.3 million and an overall loss of $6.5 million loss in the first quarter of 2024.

The Debtors’ financial condition led to the Senior Credit Facility lenders giving notice of default on January 11, 2024, and then again on April 2, 2024, for, among other items, failures to make principal and interest payments due under the Senior Credit Facility and to satisfy the minimum liquidity requirements. The Senior Credit Facility lenders subsequently sold their position to TREW in April 2024.

The Debtors entered into a forbearance agreement with TREW on or about May 30, 2024. Among other things, this forbearance agreement allowed the Debtors to access remaining availability under the Senior Credit Facility, allowed for an incremental term loan from CP7, amended the interest rate on both credit facilities, and required the Debtors to commence a sale process for their assets and businesses. The term of the forbearance agreement expired July 31, 2024, and was not extended by TREW, though it made an emergency protective advance on August 8, 2024 to preserve the value of its collateral.

Between May 2024 and August 2024, the Debtors also experienced a leadership transition. Mr. Ophir Sternberg, the executive chairman of the board of BFI, and another director resigned on May 23, 2024, and Mr. David Heidecorn, a Class A independent member of the Board and a Senior Advisor to and former Partner of L Catterton, was appointed chairman. On August 14, 2024, the BFI board appointed Mr. David Gordon to serve as an independent director and Mr. Jeremy Rosenthal to serve as the Chief Restructuring Officer for the Debtors, after which three other directors resigned. On August 27, 2024, the BFI board appointed Mr. Michael Epstein as a second independent director. Mr. Heidecorn resigned from the BFI board on September 16, 2024.

3.4	Prepetition Marketing Efforts

Prior to the Petition Date, and pursuant to the May 2024 forbearance agreement, the Debtors retained Kroll to run a sales process which involved contacting 139 potential buyers (57 strategic and 82 financial) beginning on June 17, 2024. Of those potential buyers, 62 parties (13 strategic and 49 financial) received the confidential information memorandum. Nine indications of interest were received during the week of July 22, 2024, with proposals to acquire ACFP and BurgerFi as standalone businesses as well as on a consolidated basis. Kroll and the Debtors’ management conducted numerous management meetings and provided access to an electronic data room. The parties that submitted indications of interest were then invited to submit letters of intent, and two third parties did so, with one letter of intent for the BurgerFi business and the other for the ACFP business. After evaluating these letters of intent, the Debtors determined to commence these Chapter 11 Cases to maximize value for creditors through “free and clear” going concern sales of their businesses under section 363 of the Bankruptcy Code.

3.5	The Chapter 11 Cases

(a)            Bar Date

The Bar Date Order established January 8, 2025 at 11:59 p.m. (ET) as the general deadline for Creditors to File any Proofs of Claim against the Debtors and March 10, 2025 at 5:00 p.m. (ET) as the Government Bar Date, and established certain procedures and requirements for Proofs of Claim.

(b)            Postpetition Financing

The Debtors commenced these Chapter 11 Cases on September 11, 2024, with limited liquidity and urgently required new funding to meet payroll, administer the Estates, fund a sales process, and generally to preserve and maximize the value of their assets. While the Debtors sought funding from various parties, the Debtors determined that obtaining postpetition financing from TREW was the only reasonable option available. The Debtors sought approval of the DIP Facility on commercially reasonable terms by motion filed on September 15, 2024 [Docket No. 27]. In its original form, the DIP Facility provided for, among other things, $5.18 million in new money loans, a roll-up of $10.36 million of Senior Credit Facility obligations, a sale process to close by October 31, 2024, extensive adequate protections for the Debtors’ use of cash collateral, a strict budget for the Debtors’ operations and for the Chapter 11 Cases, superpriority administrative expense claims for obligations under the DIP Facility, and liens on all assets of the Debtors or the Estates, including Causes of Action (or proceeds thereof). On September 17, 2024, the Bankruptcy Court approved the DIP Facility on an interim basis and scheduled a final hearing for October 7, 2024 [Docket No. 65]. This final hearing (the “Second Day Hearing”) was subsequently adjourned to October 15, 2024.

In advance of the Second Day Hearing, TREW and the Committee engaged in extensive negotiations over the terms of the DIP Facility, the Sale Motion and the Chapter 11 Cases generally. Ultimately, TREW and the Committee reached a consensus, which the Debtors supported, for support by the Committee of the DIP Facility and the Sale Motion, and for an overall Plan structure as set forth herein, on terms (the “Committee Terms”) including the following: (a) increased new money funding under the DIP Facility to $6,746,501; (b) increased funding for Professionals retained by the Committee; (c) commitment to fund the administrative expenses incurred by the Estates for rent at leased premises not assigned to any buyer; (d) agreement to fund a sale process extended to November 8 and to fund the November rent payments necessary for this extended process; (e) a waiver by TREW of any Liens or Claims (including adequate protection Liens or Claims) on any Causes of Action or proceeds thereof; (e) a waiver by TREW of the right to file any Claim for any diminution in value arising prior to closing the Debtors’ sales; (f) funding by TREW of the TREW Cash Contribution to the Liquidating Trust on the Effective Date; (g) contribution by TREW of the TREW Litigation Contribution to the Liquidating Trust on the Effective Date; (h) agreement by TREW to defer recoveries on its Claims in accordance with the Waterfall; (i) expiration of the Committee’s right to challenge the Claims or Liens of TREW as of the closing of a sale by credit bid, subject to certain conditions and exceptions; and (j) agreement to pursue confirmation of plan with mutual general releases between the Estates and TREW.

The Committee Terms were read into the record at the Second Day Hearing. After a contested hearing, the Bankruptcy Court approved the DIP Facility and entered the DIP Order on October 17, 2024 [Docket No. 190].

(c)            Postpetition Sale Process

On September 20, 2024, the Debtors filed the Debtors’ Motion for Entry of Orders (I) (A) Approving Bidding Procedures for the Sale of the Debtors’ Assets, (B) Authorizing the Debtors to Designate a Stalking Horse Bid, (C) Scheduling an Auction and Approving the Form and Manner of Notice Thereof, (D) Approving Assumption and Assignment Procedures, and (E) Scheduling a Sale Hearing and Approving the Form and Manner of Notice Thereof; (II) (A) Approving the Sale of the Debtors’ Assets Free and Clear of Liens, Claims, Interests, and Encumbrances, and (B) Approving the Assumption and Assignment of Executory Contracts and Unexpired Leases; and (III) Granting Related Relief [Docket No. 88] (the “Sale Motion”).

By the Sale Motion, the Debtors sought approval of a sales process, bidding procedures and approval of a sale of all or any part of the ACFP or BurgerFi businesses and assets free and clear of liens, claims, encumbrances and interests. Various objections or oppositions were raised to the Sale Motion and proposed postpetition financing. The Debtors worked with multiple parties to resolve their concerns, and many of the issues were resolved by the Committee Terms and the amended DIP Facility. Ultimately, after a contested hearing on the Sale Motion at the Second Day Hearing, the Bankruptcy Court entered an order on October 17, 2024 [Docket No. 192] approving the proposed sale process and bidding procedures as revised in accordance with the Committee Terms and other comments.

The Debtors received multiple bids for their assets relating to the BurgerFi business and for their assets relating to the ACFP business. On October 29, 2024, the Debtors held an auction with multiple bidders participating at which TREW was named the successful bidder for the Debtors’ assets relating to the BurgerFi business and for the Debtors’ assets relating to the ACFP business. Following the auction, the Debtors filed the Notice of Successful Bidder for BurgerFi Assets [Docket No. 238] and the Notice of Successful Bidder for Anthony’s Coal Fired Pizza Assets [Docket No. 239], each identifying TREW as the successful bidder. After a hearing to approve the sales on November 6, 2024, the Bankruptcy Court entered the Sale Orders on November 8, 2024.

(d)            Sale Closings

TREW purchased the assets in the ACFP Sale for a credit bid of $44,000,000 and the assumption of certain liabilities, including but not limited to certain accrued postpetition ordinary course operating expenses. The ACFP Sale closed on November 15, 2024 to Florida Pizza as the Designee of TREW under the ACFP Purchase Agreement. Contemporaneously with the closing of that ACFP Sale, all membership interests in Florida Pizza were acquired by Florida Burger, Inc. [Docket No. 559].

With regard to the BFI Sale, TREW purchased the assets for a credit bid of $10,000,000 and the assumption of certain liabilities, including but not limited to the Assumed Liabilities. The BFI Sale closed on November 27, 2024 to BFI Newco as the Designee of TREW under the BFI Purchase Agreement. On December 12, 2024, all membership interests in BFI Newco were acquired by an affiliate of Savvy Sliders, Inc.

The ACFP Sale and the BFI Sale, which resolved the Debtors’ outstanding liabilities under the DIP Facility and substantially reduced the TREW Claims under the Senior Credit Facility, both closed pursuant to a transition services agreement and designation rights period. Under this agreement, among other things, the Asset Purchasers are afforded until February 4, 2025 to designate contracts or leases for assumption and assignment to the respective Asset Purchaser, or for rejection by the Debtors, and are obligated to indemnify and reimburse the Debtors and the Estates for post-closing Liabilities incurred during this transitional period. In furtherance of this designation rights period, the Debtors have filed a motion [Docket No. 855] to extend the time pursuant to section 365(d)(4)(B)(i) to assume or reject unexpired leases of real property from January 9, 2025 until February 4, 2025, and a hearing will be held on this motion on January 28, 2025.

The Debtors do not have ongoing business operations after the Sales and their activities have consisted primarily of post-closing actions to facilitate or otherwise give effect to the transfer of assets and businesses to the Asset Purchasers pursuant to the Sale Orders. In accordance with the requirements of the Asset Purchase Agreements, and as set forth in the Notice of Updated Budget [Docket No. 873], the Debtors have returned excess cash to TREW as the DIP Facility lender after reaching consent on a budget sufficient to fund a reasonable path to Plan confirmation.

(e)            Available Assets

On November 17, 2024 and November 18, 2024, the Debtors filed Schedules and Statements describing their assets and known Claims as of the Petition Date [Docket Nos. 319-555]. The Schedules and Statements reflect the Debtors’ prepetition practice of operating on a generally consolidated basis among the BurgerFi entities, and among the ACFP entities, with most assets and liabilities at the applicable parent companies. In general, the Debtors’ assets as of the Petition Date consisted of cash, accounts receivable, intellectual property and other intangible rights or assets, and Causes of Action.

Following the closing of the Sales, the Debtors’ assets consist primarily of the Retained Causes of Action. While the Debtors continue to hold certain Liquor Licenses from previously-closed locations, such assets are subject to Liens under the Senior Credit Facility and are not expected to yield proceeds available for creditors generally.

The Debtors are no longer generating operating income and do not project further collections. The Plan relies on the Debtors’ remaining cash on hand, on certain funds that have been escrowed in accordance with the DIP Order for the satisfaction of Professional Claims, and on all Allowed Claims that are Assumed Liabilities being satisfied by the applicable Asset Purchaser as required by the Asset Purchase Agreements and Sale Orders. The Debtors believe that these assets are sufficient to fund the Plan process, achieve confirmation, and position the Liquidating Trust to pursue the Retained Causes of Action. The amount and timing of Distributions under the Plan for General Unsecured Claims, if any, will depend on the outcome of litigation of the Retained Causes of Action.

3.6	The Committee

On September 27, 2024, the United States Trustee filed the Notice of Appointment of Creditors Committee [Docket No. 105], as amended on October 28, 2024 [Docket No. 227].

Beginning before the Second Day Hearing, the Committee undertook an investigation of, among other things, the Debtors’ prepetition financial condition and the Senior Credit Facility. At the request of the Committee, the Debtors provided the Committee certain documents to aid in determining whether to challenge the liens securing the obligations of the Debtors under the Senior Credit Facility and whether there were any Claims or Causes of Action against TREW.

In advance of the deadlines imposed under the DIP Order, the Committee received and reviewed, among other things, material documents evidencing the Senior Credit Facility and the Junior Credit Facility; the Debtors’ historical financial statements and financial projections; the Debtors’ corporate governance structure and other general corporate documentation; information about the Debtors’ assets; and other documents including internal presentations, among other information. Additionally, the Debtors gave the Committee’s advisors access to the data room used prepetition by the Debtors’ advisors regarding the Sale. The Committee also conducted interviews of certain officers and employees of the Debtors.

Based on its review, the Committee determined not to commence a challenge under the DIP Order against the Claims or Liens of TREW relating to the Senior Credit Facility. The Committee also requested and received, with consent from the Debtors, standing to give notice of potential claims against the Debtors’ former directors and officers to the applicable insurance providers. The Committee provided this notice on December 16, 2024, thereby preserving such potential Claims for prosecution by the Liquidating Trust as Retained Causes of Action.

3.7	Additional Documents and Information

Copies of all documents Filed in the Chapter 11 Cases, including but not limited to the DIP Order and Sale Orders, can be viewed and downloaded free of charge at https://cases.stretto.com/BFI. Copies of the securities filings made by BFI can be viewed and downloaded free of charge at https://www.sec.gov/search-filings.

ARTICLE IV

IMPORTANT DATES

The following table sets forth certain key dates relating to the Plan, solicitation of votes, and the confirmation process. Additional information concerning the process for voting on and confirmation of the Plan is set forth in Article XIII below. Creditors are urged to review the accompanying Debtors’ Motion for Entry of Order (I) Conditionally Approving the Adequacy of Disclosures in the Combined Disclosure Statement and Plan; (II) Approving Solicitation and Voting Procedures; (III) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing and Setting Related Dates and Deadlines; (IV) Approving the Forms of Ballots, Solicitation Packages, and Notices in Connection Therewith; and (V) Granting Related Relief [Docket No. 1152], and to consult their attorney with any questions.

Milestone	Dates
Voting Record Date	January 13, 2025
Deadline to Object to Claims for Voting Purposes Only	February 7, 2025
Deadline for Creditors to File Rule 3018 Motions	February 7, 2025
Deadline to File Plan Supplement	February 21, 2025
Voting Deadline	February 28, 2025 [2]
Deadline to Object to Final Approval of the Disclosure Statement or Plan Confirmation	February 28, 2025
Deadline to Respond to a Rule 3018 Motion	February 28, 2025
Deadline for Briefing in Support of Final Approval of the Disclosure Statement or Plan Confirmation	March 6, 2025
Deadline to File Voting Tabulation Affidavit	March 6, 2025
Confirmation Hearing	March 11, 2025 at 1:00 p.m. (ET)

Creditors with questions or seeking further information about the voting procedures for their Claims or about the solicitation packages, may contact the Balloting Agent by email at BurgerFiInquiries@stretto.com, by telephone at (855) 492-7450 (U.S./Canada, toll-free) or (714) 881-5915 (International), or mail at BFI Balloting, c/o Stretto, 410 Exchange, Suite 100, Irvine, CA 92602.

[2]	On February 24, 2025, the Debtors filed and served a notice [Docket No. 1309] extending the voting deadline to March 3, 2025.

ARTICLE V

TREATMENT OF UNCLASSIFIED CLAIMS

The Bankruptcy Code provides that a chapter 11 plan must classify the claims and interests of any debtor’s creditors and equity interest holders, with exceptions for certain claims receiving specific treatment. In accordance with section 1123(a)(1) of the Bankruptcy Code, the following Claims are not classified under the Plan:

5.1	Administrative Claims

(a)            Subject to Section 5.1(b) of the Plan, each Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, settlement and release of such Claim, payment in full and in Cash of the unsatisfied amount of such Claim on the later of (i) the Effective Date; (ii) the due date of such Claim in accordance with its terms; or (iii) 7 days after such Claim becomes an Allowed Administrative Claim; provided, however, that any Holder of an Allowed Administrative Claim may agree to different treatment of such Claim.

(b)            Any payments of Allowed Administrative Claims shall be made by the Debtors or Liquidating Trust, as applicable; provided, however, that all Allowed Administrative Claims that are Assumed Liabilities shall be paid by the applicable Asset Purchaser. In the event any Administrative Claim that is an Assumed Liability is not timely paid by the applicable Asset Purchaser, the Holder of such Claim, or Debtors or Liquidating Trustee as applicable, may seek appropriate relief, including moving the Bankruptcy Court to compel such payment by the applicable Asset Purchaser.

(c)            Except for Administrative Claims that are Assumed Liabilities, 503(b)(9) Claims, Professional Claims or Statutory Fees, all Holders of Administrative Claims that are not Governmental Units shall File a request for payment of such Claim no later than the Administrative Claims Bar Date. Each such request must set forth the amount of, and basis for, such Claim together with supporting documentation. For the avoidance of doubt, nothing in the Plan amends or extends any applicable deadline for the Filing of Claims established by the Bar Date Order, including without limitation the deadline for the Filing of 503(b)(9) Claims. Objections to Administrative Claims must be Filed and served by the Administrative Claim Objection Deadline.

(d)            Holders of Administrative Claims that do not File a request for payment of such Claim on or before the applicable deadline shall not be treated as Holders with respect to such Claim for any purpose of the Plan and shall be forever barred from asserting such Claim against the Debtors, the Estates, the Liquidating Trust or the Asset Purchasers, or their respective property.

5.2	Priority Tax Claims

(a)            Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Priority Tax Claim and the Debtors or the Liquidating Trust, as applicable, each Holder of an Allowed Priority Tax Claim will receive, in full and final satisfaction, settlement and release of such Claim, payment in full and in Cash of the unsatisfied amount of such Claim on the later of (i) the Effective Date; (ii) the due date of such Claim in accordance with its terms; or (iii) 7 days after such Claim becomes Allowed.

(b)            Notwithstanding anything to the contrary herein, any Claim on account of any penalty arising with respect to or in connection with an Allowed Priority Tax Claim that does not compensate the Holder for actual pecuniary loss shall be treated under the Plan as a General Unsecured Claim, and the Holder (other than as the Holder of a General Unsecured Claim) may not assess or attempt to collect such penalty from the Debtors, the Estates, the Liquidating Trust, or their respective property.

5.3	Professional Claims

Notwithstanding anything to the contrary herein:

(a)            All final applications for payment of Professional Claims for services performed and expenses incurred prior to the Effective Date shall be Filed no later than the Administrative Claims Bar Date and shall comply with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, Local Rules, and applicable Orders of the Bankruptcy Court.

(b)            Any objections to such Professional Claims shall be Filed no later than 21 days after the Administrative Claims Bar Date. Subject to the availability of the Bankruptcy Court, a hearing to determine the allowance of such final fee applications shall be held within 30 days after the Administrative Claims Bar Date, and the Debtors or Liquidating Trustee shall File a notice of such hearing.

(c)            Allowed Professional Claims shall be satisfied as follows: (i) first, from the funds in the Professional Fee Reserve allocable to such Professional in accordance with the Carve Out; (ii) second, from the Professional Fee Reserve to the extent of any funds previously allocable to another Professional that remain after the satisfaction in full of the Allowed Professional Claims of that Professional and on a pro rata basis with all other Allowed Professional Claims that have not otherwise been fully satisfied; (iii) third, from any retainer held by such Professional; and (iv) fourth, from other assets of the Estates in accordance with the Bankruptcy Code and Bankruptcy Rules.

(d)            The reserve account previously established for Professional Claims pursuant to the DIP Order (the “Professional Fee Reserve”) shall continue to be maintained in a trust account of counsel for the Debtors, Raines Feldman Littrell LLP. Such account and the funds therein shall not be considered property of the Estates, but shall continue to be held for the benefit of Professional on a line-item basis in accordance with the DIP Order (as reduced for any amounts paid to such Professional pursuant to any prior order). In the event of any remaining retainer held by any Professional after the satisfaction in full of its Allowed Professional Claims, such excess shall be paid into the Professional Fee Reserve and shall thereafter be deemed to be Professional Fee Reserve funds and treated in accordance with Section 5.3(c)(ii) of the Plan. In the event of any balance remaining in the Professional Fee Reserve after all Allowed Professional Claims have been paid in full, such balance shall be paid to TREW on account of the TREW Claims.

(e)            Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code shall terminate, and the Liquidating Trust may employ and compensate any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course without any further notice or Order of the Bankruptcy Court but subject to the Liquidating Trust Agreement.

5.4	Statutory Fees

(a)            All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the U.S. Code to the extent applicable (“Statutory Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, and notwithstanding any consolidation pursuant to the Plan, the Debtors and the Liquidating Trust shall be jointly and severally liable to pay any and all Statutory Fees when due and payable until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case and shall not be treated as providing any release under the Plan.

(b)            The Debtors shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, and notwithstanding any consolidation pursuant to the Plan, the Liquidating Trustee or each post-Effective Date Debtor shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due.

ARTICLE VI

TREATMENT AND CLASSIFICATION OF CLAIMS AND INTERESTS

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for the purposes of voting on and treatment under the Plan as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such other Class. As discussed below, the Bankruptcy Code requires that at least one Impaired Class vote to accept the Plan for it to be confirmed. The Debtors and Committee will seek confirmation of the Plan on a “cramdown” basis pursuant to section 1129(b) of the Bankruptcy Code with respect to any Class that does not accept the Plan.

6.1	Summary of Classes and Projected Recoveries

The summary in the table below is provided for illustrative purposes only and is subject to material change based on certain contingencies, including the claims reconciliation process and litigation outcomes. The projected recoveries are based on information available to the Debtors and Committee as of the date hereof and reflect good faith estimates or assumptions by the Debtors and the Committee as of the date hereof only. In addition to the cautionary notes contained elsewhere in the Plan, the Debtors and Committee emphasize that they make no representation as to the accuracy of these recovery estimates or assumptions. The Debtors and Committee expressly disclaim any obligation to update any estimates or assumptions after the date hereof on any basis (including new or different information received or errors discovered). Actual recoveries may vary widely from the projections in the table below.

Class	Status	Estimated Amount of Allowed Claims	Projected Recovery
Class 1 – Other Secured Claims	Unimpaired (Deemed to Accept)	$5,000 [3]	100%
Class 2 – Priority Non-Tax Claims	Unimpaired (Deemed to Accept)	$20,000	100%
Class 3 – TREW Claims	Impaired (Entitled to Vote)	$9,986,061	0.0% - Unknown
Class 4 – CP7 Claims	Impaired (Entitled to Vote)	$18,509,061	0.0% - Unknown
Class 5 – BFI Claims	Impaired (Entitled to Vote)	$9,500,000	0.0% - Unknown
Class 6 – ACFP Claims	Impaired (Entitled to Vote)	$6,700,000	0.0% -Unknown
Class 7 – Intercompany Claims	Impaired (Deemed to Reject)	N/A	0%
Class 8 – Interests	Impaired (Deemed to Reject)	N/A	0%

6.2	Class 1 – Other Secured Claims

(a)            Classification: Class 1 consists of all Secured Claims other than any Senior Credit Facility Claims, Junior Credit Facility Claims, or any other Claims held by TREW or CP7 or any of their Affiliates.

(b)            Treatment: Except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment, on the later of the Effective Date or the date such Claim becomes Allowed (or the due date of such Claim in accordance with its terms), in full and final satisfaction, settlement and release of such Claim the Holder shall receive, at the option of the Debtors or the Liquidating Trustee as applicable: (i) payment in full and in Cash of the unpaid portion of such Claim, including any interest thereon required to be paid under section 506(b) of the Bankruptcy Code, up to the value of the collateral securing such Claim; (ii) the collateral securing such Claim to the extent of the Holder’s security interest therein and the Debtors’ or Estates’ interests therein; or (iii) such other treatment sufficient to render such Claim as Unimpaired. For the avoidance of doubt, to the extent that the value of any Secured Claim exceeds the value of the underlying collateral, the excess amount shall be treated as a BFI Claim or ACFP Claim as applicable.

[3]	The estimated amount of Allowed Claims in Class 1 does not include any claims secured by deposits or funds held by landlords or other creditors that may constitute Class 1 Claims, but does reflect the Debtors’ good faith estimate of the value of certain property that is claimed to be subject to a lien despite priming by the DIP Facility or sale pursuant to the Sale Orders. The rights of all parties with respect to the allowance and treatment of all such Claims are preserved.

(c)            Voting. Class 1 is Unimpaired and is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

6.3	Class 2 – Priority Non-Tax Claims

(a)            Classification: Class 2 consists of all Priority Non-Tax Claims.

(b)            Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment, on the later of the Effective Date or the date such Claim becomes Allowed (or the due date of such Claim in accordance with its terms), in full and final satisfaction, settlement and release of such Claim, the Holder shall receive, payment in full and in Cash of the unsatisfied amount of such Claim.

(c)            Voting: Class 2 is Unimpaired and is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

6.4	Class 3 – TREW Claims

(a)            Classification: Class 3 consists of all TREW Claims.

(b)            Treatment: The TREW Claims are Allowed in the aggregate amount of $9,986,061. On the Effective Date, in full and final satisfaction, settlement and release of the TREW Claims, TREW shall receive the following:

(i)            Secured Claim Distributions: From the Effective Date and until the TREW Claims are satisfied in full, TREW shall receive in Cash the full amount of the proceeds, net of selling costs, of any disposition of any TREW Collateral. At TREW’s election, the Liquidating Trustee shall promptly transfer all or any TREW Collateral to TREW or as directed by TREW, with any related costs or taxes to be borne by TREW, with the fair value of such transfer to be deemed a satisfaction and release of the TREW Claims in such amount. Without limiting the foregoing, on account of the TREW Claims:

1.	On the Effective Date, all cash held by the Debtors (excluding the TREW Cash Contribution) after payment of or reserve for Allowed Administrative Claims, Priority Tax Claims, or Priority Non-Tax Claims shall be paid to TREW; and

2.	If recovered by the Debtors or the Liquidating Trust, all adequate assurance deposits previously provided by the Debtors to any utility, or held by the Debtors for the benefit of any utility, and all refunds or returns of unearned premiums on insurance policies that have been canceled, rejected or terminated by the Debtors, shall be paid to TREW.

(ii)            Deficiency Claim Distributions: TREW shall receive, in full and final satisfaction, settlement and release of its Deficiency Claim, a Pro Rata share of all Liquidating Trust Assets, with all Distributions thereon to be made in accordance with the provisions of the Plan and the Liquidating Trust Agreement. Notwithstanding anything to the contrary herein or in the Liquidating Trust Agreement, all Distributions to TREW on account of its Deficiency Claim shall be subject to the Waterfall.

(c)	Voting: Class 3 is Impaired and is entitled to vote to accept or reject the Plan.

6.5	Class 4 – CP7 Claims

(a)	Classification: Class 4 consists of all CP7 Claims.

(b)	Treatment:

(i)            Each Holder of an Allowed CP7 Claim shall receive, in full and final satisfaction, settlement and release of such Claim, a Pro Rata share of all Liquidating Trust Assets, with all Distributions thereon to be made in accordance with the provisions of the Plan and the Liquidating Trust Agreement, and subject to the Waterfall.

(ii)           Notwithstanding anything to the contrary herein, pursuant to the Intercreditor Agreement and section 510(a) of the Bankruptcy Code, all Distributions on account of any Junior Credit Facility Claims shall be made to TREW until the TREW Claim is satisfied in full.

(c)	Voting: Class 4 is Impaired and is entitled to vote to accept or reject the Plan.

6.6	Class 5 – BFI Claims

(a)	Classification: Class 5 consists of all BFI Claims.

(b)            Treatment: Each Holder of an Allowed BFI Claim shall receive, in full and final satisfaction, settlement and release of such Claim, a Pro Rata share of all Liquidating Trust Assets (including but not limited to BFI Assets) that are not ACFP Assets, with all Distributions thereon to be made in accordance with the provisions of the Plan and the Liquidating Trust Agreement, and subject to the Waterfall.

(c)	Voting: Class 5 is Impaired and entitled to vote to accept or reject the Plan.

6.7	Class 6 – ACFP Claims

(a)	Classification: Class 6 consists of all ACFP Claims.

(b)            Treatment: Each Holder of an Allowed ACFP Claim shall receive, in full and final satisfaction, settlement and release of such Claim, a Pro Rata share of all Liquidating Trust Assets (including but not limited to ACFP Assets) that are not that are BFI Assets, with all Distributions thereon to be made in accordance with the provisions of the Plan and the Liquidating Trust Agreement, and subject to the Waterfall.

(c)	Voting: Class 6 is Impaired and entitled to vote to accept or reject the Plan.

6.8	Class 7 – Intercompany Claims

(a)	Classification: Class 7 consists of all Intercompany Claims.

(b)            Treatment: All Intercompany Claims shall be extinguished on the Effective Date. No Distribution shall be made on account of any Intercompany Claims.

(c)            Voting: Class 7 is Impaired and is conclusively deemed to have rejected the Plan. Accordingly, Holders of Claims in Class 7 are not entitled to vote to accept or reject the Plan.

6.9	Class 8 – Interests

(a)	Classification: Class 8 consists of all Interests in the Debtors.

(b)            Treatment: All Interests shall be canceled and extinguished on the Effective Date. No Distribution shall be made on account of any Intercompany Claims. For the avoidance of doubt, the treatment of Class 8 Interests shall not impair or affect the ability of the Liquidating Trust to sell, transfer or dispose of the New Parent Equity.

(c)            Voting: Class 8 is Impaired and is conclusively deemed to have rejected the Plan. Accordingly, Holders of Claims in Class 8 are not entitled to vote to accept or reject the Plan.

6.10	Reservation of Rights Regarding Claims

Except as otherwise provided in the Plan or in other Orders of the Bankruptcy Court, nothing shall affect the rights or defenses of the Debtors or the Liquidating Trustee, as applicable, whether legal or equitable, with respect to any Claim, including all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

6.11	Subordination

Notwithstanding anything to the contrary herein, in accordance with section 510 of the Bankruptcy Code, the Debtors or the Liquidating Trustee shall have the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto. Claims that are subject to subordination shall not receive a Distribution under the Plan until any and all Allowed Claims senior to the subordinated Claim are paid in full.

ARTICLE VII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1	Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors will be deemed rejected, except for any Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned, or rejected, by the Debtors, or is the subject of a pending Assumption Notice or pending motion to assume or assume and assign. The Confirmation Order shall constitute an Order approving such rejection as of the Effective Date.

7.2	Deadline for Filing Proofs of Claim for Rejection Damages

If the rejection of any Executory Contract or Unexpired Lease under the Plan gives rise to a Claim, the Holder of such Claim shall file a proof of Claim with the Claims Agent no later than 30 days after the Effective Date. Any Holder that does not timely file such proof of Claim shall not be treated as a Holder with respect to such Claim for any purpose of the Plan and shall be forever barred from asserting such Claim against the Debtors, the Estates or the Liquidating Trust.

Any such Allowed Claim for rejection damages shall be treated as an Allowed BFI Claim or an Allowed ACFP Claim as applicable. For the avoidance of doubt, any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to a separate motion or Rejection Notice are subject to the deadlines established by separate order granting such motion or notice, or the Bar Date Order, as applicable.

7.3	Assumption of Certain Insurance Policies

Notwithstanding anything to the contrary herein, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all Insurance Policies, to the extent constituting an Executory Contract, except for any Insurance Policy that was previously rejected or is the subject of a pending Rejection Notice or motion to reject, shall be deemed assumed by the Debtors and assigned to the Liquidating Trust. For the avoidance of doubt, nothing herein shall be construed as the Debtors assuming any obligation with respect to any self-insured retention for which the applicable insurer has the ability to assert a prepetition Claim against the applicable Debtor in accordance with the Bar Date Order or other order of the Bankruptcy Court.

ARTICLE VIII

MEANS OF IMPLEMENTING THE PLAN

In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means for execution and implementation of the Plan.

8.1	Vesting of Estate Property

(a)            On the Effective Date, except as may otherwise be expressly provided in the Confirmation Order, the Liquidating Trust Assets shall automatically vest in the Liquidating Trust free and clear of all Claims, Liens, and Interests other than the TREW Interests.

(b)            Notwithstanding anything to the contrary herein, to the extent determined by the Liquidating Trustee in its discretion that the transfer of any Liquor License to the Liquidating Trust would result in unfavorable tax consequences for the Liquidating Trust or is not permitted under applicable law, such Liquor License shall not be transferred to the Liquidating Trust but shall continue to be held by and in the name of the applicable Debtor.

8.2	TREW Contribution

(a)            On the Effective Date, the TREW Cash Contribution shall be made to the Liquidating Trust. The TREW Cash Contribution shall be used to fund the costs of the Liquidating Trust and its pursuit of the Retained Causes of Action, and TREW shall not receive any Distributions from the TREW Cash Contribution. For the avoidance of doubt, the TREW Cash Contribution has already been funded to and is being held by the Debtors.

(b)            On the Effective Date, the TREW Litigation Contribution shall be deemed made by TREW to the Liquidating Trust without further action by any party. From and after the Effective Date, the TREW Litigation Contribution shall be a Liquidating Trust Asset for all purposes.

(c)            For each Liquor License that is TREW Collateral sold by the Liquidating Trust, the Liquidating Trust shall be entitled to a fee of 3% of the gross proceeds of such sale and shall be entitled to reimbursement from the gross proceeds of its direct expenses for such sale.

8.3	Effective Date Distributions

On the Effective Date, the Debtors or the Liquidating Trust shall make all Distributions for Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, and Other Secured Claims that are Allowed on or prior to the Effective Date.

8.4	Retained Causes of Action

(a)            In accordance with section 1123(b) of the Bankruptcy Code, and notwithstanding anything to the contrary herein, all Retained Causes of Action are expressly reserved, preserved and shall vest in and be enforceable by the Liquidating Trust, by and through the Liquidating Trustee, as of the Effective Date, free and clear of all Claims, Liens, encumbrances and other interests and shall be Liquidating Trust Assets. The Liquidating Trust shall have sole and exclusive discretion and standing to commence, prosecute, pursue, abandon, compromise, release, withdraw, litigate to judgment, enforce or settle any Retained Causes of Action, either on behalf or in the name of the Liquidating Trust or the Debtors, without further Order.

(b)            No Person may rely on the absence of a specific reference in the Plan or the Plan Supplement to any Claim or Cause of Action against such Person as any indication that such Claim or Cause of Action has been or will be released and will not be pursued by the Liquidating Trust. Except as expressly released by the Confirmation Order and the Plan or as previously purchased by the Asset Purchasers pursuant to a Sale Order, all Claims and Causes of Action of the Debtors or the Estates are Retained Causes of Action.

(c)            No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to any Retained Causes of Action upon, after, or as a consequence of confirmation or consummation of the Plan.

8.5	Deemed Consolidation

(a)            The Debtors and the Committee have reviewed, among other things, the Debtors’ books and records, intercompany accounting practices, corporate structure, financial reporting, and cash management practices. Based on that review, the Plan contemplates and is predicated upon, pursuant to sections 105(a) and 1123(b)(6) of the Bankruptcy Code, (x) the deemed consolidation for voting, confirmation and distribution purposes of the BFI Debtors, and (y) the deemed consolidation for voting, confirmation and distribution purposes of the ACFP Debtors.

(b)            As of the Effective Date, for each BFI Debtor and ACFP Debtor: (i) each Claim against such Debtor and its Estate shall be deemed to be a Claim against the consolidated BFI Debtors or ACFP Debtors as applicable; (ii) all guarantees, and all joint and several liability, of such Debtor of or for any obligations of any other Debtor shall be eliminated and canceled; (iii) no Distributions shall be made on account of any Intercompany Claims among the Debtors, and all such Claims shall be eliminated; and (iv) all joint and several liability of any Debtors for obligations of any other Debtors shall be deemed to be a single obligation of the BFI Debtors or ACFP Debtors as applicable. Holders of Allowed Claims shall be entitled to Distributions from Liquidating Trust Assets in accordance with the treatment set forth herein without regard for which BFI Debtor or ACFP Debtor was originally liable for such claim.

(c)            The deemed consolidation to be effected under the Plan shall not affect (i) the legal and corporate structures of the Debtors, (ii) any Retained Causes of Action, or (iii) distributions from any Insurance Policies or proceeds of such policies. The Plan shall be deemed to be a motion for entry of an order of the Bankruptcy Court approving the consolidation of the Estates and the Chapter 11 Cases for certain purposes as set forth herein. Unless an objection to such consolidation set forth herein is made in writing by any Holder of a Claim affected by same or another party in interest and is Filed with the Bankruptcy Court and served on the Debtors on or before the deadline to object to the Plan, or such other date as may be fixed by the Bankruptcy Court, the Bankruptcy Court may enter the Confirmation Order approving the consolidation of the Debtors for the purposes set forth herein. In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing.

(d)            The deemed consolidation of the BFI Debtors and of the ACFP Debtors to be effected under the Plan is appropriate and justified under the circumstances of the Chapter 11 Cases because it (i) is generally consistent with principles of equity and the expectations of Creditors in doing business with the BFI Debtors or ACFP Debtors as applicable; (ii) available assets are concentrated at certain BFI Debtors and ACFP Debtors that either (x) are primary obligors or guarantors on most liabilities of the Estates, including without limitation the TREW Claims, Junior Credit Facility Claims, most operating contracts, and most real property leases, or (y) are potentially subject to liability for Claims against subsidiaries under a variety of theories, such that consolidation is not expected to materially impair or prejudice any Creditors; and (iii) avoids substantial costs that would be incurred in allocating assets, including but not limited to Causes of Action and proceeds thereof, among the Estates, which avoids diluting Creditor recoveries as a result of increased professional fees and attendant delays.

8.6	Exemption from Certain Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from any of the Debtors to the Liquidating Trust or by the Debtors to any other Entity pursuant to the Plan shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any applicable instruments or documents without the payment of any such tax or governmental assessment.

8.7	Release of Liens

Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all Liens, Claims, and other interests in or against any assets or property of the Debtors or the Estates shall be released, canceled, extinguished, and terminated, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order, or rule or the vote, consent authorization, or approval of any Person or Entity. The filing of the Confirmation Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims, and other interests to the extent provided in the immediately preceding sentence. The Liquidating Trustee shall have the authority, in its sole discretion, but is not required, to file lien releases in connection with the foregoing.

8.8	Adequate Assurance Deposits

All adequate assurance deposits provided by the Debtors pursuant to the Final Order (I) (A) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Services to, or Discriminating Against, the Debtors, (B) Determining that the Utility Companies are Adequately Assured of Postpetition Payment, and (C) Establishing Procedures for Resolving Requests for Additional Adequate Assurance and (II) Granting Related Relief [Docket No. 177], whether held by the Debtors or by the applicable utility company, are property of the Estates and shall be returned to, or recovered by, the Debtors or the Liquidating Trust as applicable.

8.9	Cancellation of Claims, Interests and Obligations

On the Effective Date, notwithstanding anything to the contrary in the Plan, all Interests in the Debtors, and every document, agreement, or instrument evidencing any Interest in or Claim in the Debtors shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under any such document, agreement or instrument evidencing any such Interest or Claim, including without limitation any obligation to indemnify any non-Debtor Entity, shall be deemed extinguished; provided, however, that the provisions of any such document, agreement or instrument shall continue in effect solely to the extent necessary to allow any Creditor to receive Distributions or exercise rights under the Plan or to allow the Liquidating Trustee to prosecute any Causes of Action.

8.10	Preservation of Insurance Coverage

Notwithstanding anything to the contrary herein, nothing in the Plan shall diminish or impair the enforceability of any Insurance Policies by any insured or shall be deemed to release the Debtors’ insurers from, or limit the obligations of any of the Debtors’ insurers concerning any claims that might be asserted by insureds, additional insureds, counter-parties to contracts or agreements providing for the indemnification by and of the Debtors, or the Liquidating Trust to the extent of available coverage. Without limiting the foregoing, nothing in the Plan shall limit any insured from obtaining coverage under any Insurance Policies or related agreements, provided, however, that other orders of the Bankruptcy Court, whether entered before or after the Effective Date, may limit insureds from obtaining the proceeds of such coverage for reasons other than the confirmation or consummation of the Plan.

8.11	No Discharge

Pursuant to section 1141(d)(3) of the Bankruptcy Code, confirmation of the Plan or the occurrence of the Effective Date will not discharge Claims against the Debtors. Without limiting the foregoing, no Holder of any Claim or Interest may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, any of the Estates, the Liquidating Trust, the Liquidating Trustee and/or their respective successors, assigns and/or property, except as expressly provided in the Plan.

8.12	Dissolution of the Committee

Upon the Effective Date, the Committee shall dissolve automatically, and its Professionals and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases, except with respect to (i) obligations arising under confidentiality agreements, which shall remain in full force and effect, (ii) applications for allowance and payment of Professional Claims, and (iii) any motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order.

8.13	Dissolution of the Debtors

Upon the Effective Date, the Liquidating Trustee shall have the power and authority to take all actions necessary to dissolve and wind down each of the Debtors and to withdraw each of the Debtors from all applicable states and jurisdictions, including the filing of certificates of dissolution or equivalent documents, as well as all necessary corporate and company documents, with the secretary of state of each Debtor’s state of incorporation or formation or in any appropriate jurisdiction.

8.14	Corporate Approvals; Further Transactions

(a)            The entry of the Confirmation Order shall constitute authorization for the Debtors or the Liquidating Trustee, as applicable, to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on, and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action.

(b)            The Debtors or the Liquidating Trustee, as applicable, are authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the Plan and its terms.

(c)            On the Effective Date, the certificates of incorporation, bylaws, operating agreement, and articles of organization, as applicable, of the Debtors shall be deemed amended to the extent necessary to carry out the provisions of the Plan and section 1123(a)(6) of the Bankruptcy Code.

(d)            Effective as of the Effective Date, all directors, managers, members, and officers of the Debtors shall be deemed to have resigned, solely in their capacities as such, and all such appointments rescinded for all purposes, without any necessity of taking any further action in connection therewith.

(e)            From and after the Effective Date, the Liquidating Trustee shall be the sole representative of the Estates and successor to the Debtors and to the Committee for all purposes. The Liquidating Trustee shall have all rights and powers of a trustee under the Bankruptcy Code.

(f)             Notwithstanding anything to the contrary herein, solely for purposes of applications for allowance and payment of Professional Claims incurred prior to the Effective Date, Mr. Rosenthal, the Chief Restructuring Officer of the Debtors, shall serve as the exclusive representative of the Debtors and the Estates.

8.15	Direction to Parties

From and after the Effective Date, the Liquidating Trustee may apply to the Bankruptcy Court for an Order directing any necessary party to execute or deliver or to join in the execution of delivery of any instruments required to effect a transfer of property contemplated by or the Plan, and to perform any other act that is necessary for the consummation of the Plan, pursuant to section 1142(b) of the Bankruptcy Code.

ARTICLE IX

CERTAIN PROVISIONS REGARDING THE LIQUIDATING TRUST

9.1	Liquidating Trust

(a)	Establishment of the Liquidating Trust

(i)            The Liquidating Trust shall be established and effective as of the Effective Date to liquidate and distribute the Liquidating Trust Assets for the benefit of all Holders of Allowed Claims and to wind-down these Chapter 11 Cases. The Liquidating Trust may take such actions in accordance with the Liquidating Trust Agreement without further approval by the Bankruptcy Court except as expressly set forth herein.

(ii)           The Debtors and Liquidating Trustee shall execute the Liquidating Trust Agreement on or prior to the Effective Date, and shall take all other necessary steps to establish the Liquidating Trust. The Liquidating Trust Agreement shall be included and Filed with the Plan Supplement.

(iii)          The purpose of the Liquidating Trust is to liquidate and distribute all of the Liquidating Trust Assets for the benefit of the Holders of Claims entitled to Distributions in accordance with the terms of the Plan, with no objective to continue or engage in the conduct of a trade or business.

(iv)          The Liquidating Trust shall operate in accordance with the Plan and the Liquidating Trust Agreement, which may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

(b)	Oversight Committee

The Liquidating Trust Agreement shall provide for an oversight committee (the “Oversight Committee”), which shall be comprised of three members as of the Effective Date. The initial Oversight Committee shall consist of two members to be selected by the Committee and one member to be selected by TREW, who shall serve for so long as the TREW Claims have not been satisfied in full. The Oversight Committee shall oversee and approve the decisions of the Liquidating Trustee regarding certain material matters of the Liquidating Trust as set forth in the Liquidating Trust Agreement. In the event of a tie vote by the Oversight Committee, the Liquidating Trustee shall be entitled to cast the tie-breaking vote.

(c)	Duration of the Liquidating Trust

The Liquidating Trust shall have an initial term of five years; provided, however, that, if warranted by the facts and circumstances, then the Liquidating Trustee shall be authorized to extend the Liquidating Trust. The Liquidating Trust may be terminated earlier than its scheduled termination if the Liquidating Trustee has administered all the Liquidating Trust Assets and performed all other duties required by the Plan and the Liquidating Trust Agreement. As soon as practicable after the final Distribution, the Liquidating Trustee shall seek entry of a Final Order closing the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

(d)	Books and Records

The Liquidating Trust shall be provided with originals or copies (including electronic copies) of or access to all documents and business records of the Debtors necessary for the disposition of Liquidating Trust Assets (including the exercise of the Liquidating Trust’s rights with respect to all Retained Causes of Action), the winding down of the Debtors, and the review, reconciliation, and objection to Claims, which books, records and information shall include data and information ordinary and customarily available pursuant to section 542 of the Bankruptcy Code or pursuant to any contract or right held by the Debtors, including the Debtors’ contractual rights under any Asset Purchase Agreements. Any obligation of any Asset Purchaser to provide the Liquidating Trust with documents, business records, books, records, papers, or other information pursuant to the foregoing sentence shall be subject to the same limitations applicable to the Asset Purchaser’s obligation to provide documents, business records, books, records, papers, or other information to the Debtors pursuant to the applicable Asset Purchase Agreement.

(e)	Preservation of Privilege and Defenses

The transfer to and vesting in the Liquidating Trust of the books and records of the Debtors, or any other Liquidating Trust Assets, on the Effective Date shall not effect a waiver of any defense, privilege, or protection of the Debtors, and upon such transfer, subject to applicable bankruptcy and non-bankruptcy Law, the Liquidating Trust, acting by and through the Liquidating Trustee, shall hold all rights with respect to any such privileges on behalf or in lieu of the Debtors, including the right to waive privileges in its sole and absolute discretion.

(f)	Trust Expenses

(i)            From and after the Effective Date, the Liquidating Trust shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Liquidating Trust Expenses. The Liquidating Trust Expenses shall be payable solely from Liquidating Trust Assets in accordance with the Plan and the Liquidating Trust Agreement. The Liquidating Trustee may, but shall not be obligated to, physically segregate and maintain separate accounts or sub-accounts for Liquidating Trust Expenses. Reserves may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Liquidating Trustee to determine reserves and amounts to be paid to Holders of Allowed Claims. For the avoidance of doubt, the Liquidating Trust shall pay or reserve for all Liquidating Trust Expenses before a Distribution may be made from Liquidating Trust Assets.

(ii)           The Liquidating Trust may retain and reasonably compensate any Trust Advisors to assist in the Liquidating Trustee’s duties on such terms as the Liquidating Trustee deems appropriate without Bankruptcy Court approval, subject only to the provisions of the Trust Agreement. The Liquidating Trust may retain any Trust Advisor, including any professional who represented parties in interest, such as the Debtors or the Committee, in the Chapter 11 Cases. All fees and expenses incurred in connection with the foregoing shall be Liquidating Trust Expenses payable from the Liquidating Trust Assets, subject to the terms of the Liquidating Trust Agreement.

(g)	Liquidating Trust Interests and Distribution Rights

Any interest of any Creditors in the Liquidating Trust, and any right to receive a Distribution from the Liquidating Trust, shall not be evidenced by any certificate, security, receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidating Trust by the Liquidating Trustee. Further, any such interests, and any right to receive a Distribution from the Liquidating Trust, shall be nontransferable and nonassignable except by will, intestate, succession, or operation of Law. Any interest of a Creditor in the Liquidating Trust, and any right to receive a distribution from the Liquidating Trust, shall not constitute “securities” and shall not be registered pursuant to the Securities Act or the Investment Company Act of 1940, as amended. If it is determined that such trust interests or rights constitute “securities,” the exemption provisions of section 1145(a)(1) of the Bankruptcy Code shall be deemed satisfied and such securities exempt from registration.

9.2	Liquidating Trustee

(a)            Appointment

The initial Liquidating Trustee shall be selected by the Committee in consultation with TREW. The Liquidating Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The Liquidating Trustee will be identified, and terms of employment will be disclosed, in the Plan Supplement.

(b)            Term

The Liquidating Trustee’s term, including without limitation the term of any successor Liquidating Trustee, shall expire upon termination of the Liquidating Trust pursuant to the Plan or the Liquidating Trust Agreement.

(c)            Removal

The removal of the Liquidating Trustee for “cause” shall be governed by the Liquidating Trust Agreement and shall be pursuant to a motion Filed with the Bankruptcy Court and served upon (a) the Liquidating Trust and its counsel, (b) TREW and its counsel, (c) the United States Trustee (if not the movant) and (d) all other Entities that have formally requested notice pursuant to Bankruptcy Rule 2002. In connection with any such motion to remove the Liquidating Trustee, “cause” will include: (a) the Liquidating Trustee’s willful failure to perform his, her or its material duties hereunder which is not remedied within 30 days of written notice; (b) the Liquidating Trustee’s death; (c) the Liquidating Trustee’s mental or physical incapacity that materially and adversely affects the Liquidating Trustee’s ability to perform his, her or its duties under the Plan; (d) the Liquidating Trustee’s commission of an act of fraud, theft or embezzlement in connection with the Liquidating Trustee’s duties under the Plan; (e) the Liquidating Trustee’s conviction for the commission of a felony with all appeals having been exhausted or appeal periods lapsed; provided, however, that no “cause” shall exist involving clause (a) above until the Liquidating Trustee first has failed to cure such failure within 30 days after having been given written notice of such failure. For purposes of the foregoing, no act or failure to act on the part of the Liquidating Trustee shall be considered “willful” unless it is done, or permitted to be done, by the Liquidating Trustee without reasonable belief that the Liquidating Trustee’s action or omission was in the best interests of the Liquidating Trust Beneficiaries.

(d)            Powers and Duties

Without further order or approval by the Bankruptcy Court except as expressly set forth herein or in the Liquidating Trust Agreement, the Liquidating Trustee will administer the Liquidating Trust and the Liquidating Trust Assets, and make Distributions to the Liquidating Trust Beneficiaries, in accordance with the Plan and the Liquidating Trust Agreement. In addition, without further order or approval of the Bankruptcy Court except as expressly set forth herein or in the Liquidating Trust Agreement, the Liquidating Trustee shall, in accordance with the terms of the Plan, exercise all power and authority on behalf of the Debtors and the Estates and shall take all actions necessary to wind down the affairs of the Debtors consistent with the Plan and applicable non-bankruptcy law. The Liquidating Trustee shall be the exclusive representative of the Debtors’ Estates and shall have the rights and powers set forth in the Liquidating Trust Agreement including, but not limited to, the rights and powers of a trustee under the Bankruptcy Code.

(e)            Limitation of Liability; Exculpation

To the greatest extent permitted by law, the Liquidating Trust will provide for the exculpation and indemnity of the Liquidating Trustee as more fully set forth in the Liquidating Trust Agreement. Without limiting the foregoing, neither the Liquidating Trust nor the Liquidating Trustee, nor their respective firms, companies, affiliates, partners, officers, directors, members, employees, designees, professionals, advisors, attorneys, representatives, disbursing agents or agents, and any of such Entity’s successors and assigns, shall incur any liability by reason of any error of Law or fact or of any matter or thing done or suffered or omitted to be done under or in connection with the Plan or Liquidating Trust Agreement, other than for specific actions or omissions found by a Final Order of a court of competent jurisdiction to constitute the willful misconduct, gross negligence or actual fraud of such Entity and to be the direct and primary cause of loss, liability, damage, or expense suffered.

ARTICLE X

CLAIMS RESOLUTIONS AND DISTRIBUTIONS

10.1	Claim Objections and Resolutions

(a)            Except to the extent that any Claim is Allowed under the Plan, Confirmation Order or any Final Order, the Liquidating Trustee will have the authority to do any of the following with respect to any Claims or Interests on and after the Effective Date: (1) file, withdraw or litigate to judgment any objections to Claims; (2) settle or compromise any Disputed Claim, or otherwise determine any Claim to be Allowed, without any further notice to or action, order or approval by the Bankruptcy Court; or (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Liquidating Trust shall succeed to any pending objections to Claims or adversary proceedings filed by the Debtors prior to the Effective Date and shall have and retain any and all rights and defenses the Debtors had immediately prior to the Effective Date with respect to any Disputed Claim.

(b)            Any Claim that is not a Scheduled Claim and for which a Proof of Claim has not been timely filed by the General Bar Date, or such other deadline applicable to such Claim as established by other Final Order, and for which such late filing has not been authorized by Final Order, shall be deemed Disallowed for all purposes under the Plan. The Liquidating Trustee shall file and serve a notice identifying any such Claims on or before the expiration of the Claims Objection Deadline, as such deadline may be extended from time to time by the Bankruptcy Court on motion of the Liquidating Trust.

(c)            All objections to Claims that are classified under the Plan must be Filed and served on or before the expiration of the Claims Objection Deadline, as such deadline may be extended from time to time by the Bankruptcy Court on motion of the Liquidating Trust.

(d)            The Liquidating Trustee may request estimation or liquidation of any Disputed Claim, including during the litigation of any objection to such Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes of the Plan (including for purposes of Distributions), and the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim.

(e)            The Liquidating Trustee shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

10.2	General Distribution Provisions

(a)            The Liquidating Trust shall be solely responsible for making Distributions under the Plan after the Effective Date. Each Creditor receiving any Distribution from the Liquidating Trust shall be deemed to have ratified and become bound by the terms and conditions of the Liquidating Trust Agreement.

(b)            Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Claim or portion thereof that (i) has been previously satisfied after the Petition Date; (ii) is not a Scheduled Claim and for which the Proof of Claim includes Claims that are Disputed; or (iii) has been waived or released pursuant to an agreement or stipulation with the Holder of such Claim.

(c)            In no event shall the aggregate value of all Distributions to or other property received or retained by any Creditor on account of any Allowed Claim exceed 100% of the underlying Allowed Claim.

(d)            Unless otherwise expressly provided for herein or agreed in writing with the recipient, all Distributions on Allowed Claims shall be made in Cash by check drawn on a domestic bank or by electronic wire or ACH transfer from a domestic bank. The Distribution shall be sent, if not by wire or ACH, by first-class mail (or by other equivalent or superior means as determined by the Liquidating Trustee).

10.3	Distribution Waterfall

Notwithstanding anything to the contrary herein, all Distributions on account of Allowed Claims in Class 3 (TREW Claims), Class 4 (CP7 Claims), Class 5 (BFI Claims) and Class 6 (ACFP Claims) shall be subject to the following allocation (the “Waterfall”):

(a)            The Liquidating Trust shall not make any Distributions of Cash to TREW on account of Class 3 Claims (TREW Claims) unless and until $350,000 of Distributions (the “Initial Distribution”) in the aggregate has been made on account of Allowed Claims across Class 4 (CP7 Claims), Class 5 (BFI Claims), and Class 6 (ACFP Claims).

(b)            After the Initial Distribution, all Distributions of Liquidating Trust Assets shall be made in accordance with the Plan; provided, however, that any recoveries or proceeds on any Retained Causes of Action obtained by the Liquidating Trust shall be allocated, on a dollar-by- dollar basis, 40% for Distributions on Class 3 (TREW Claims), and 60% for Distributions on all other Allowed Claims in their proper order of priority and in accordance with Article VI of the Plan. For the avoidance of doubt, except for the allocation of such recoveries or proceeds as between Class 3 and other General Unsecured Claims as set forth in the foregoing sentence, Distributions shall only be made in such amounts and at times deemed reasonably prudent by the Liquidating Trustee, in its discretion.

(c)            For the avoidance of doubt, all Distributions on account of Class 4 (CP7 Claims) shall be subject to Section 6.5(b)(ii) of the Plan.

10.4	Distribution Reserves

(a)            On the Effective Date and prior to making any Distributions, the Liquidating Trustee shall establish a reserve for Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims and Disputed Other Secured Claims (the “Priority Reserve”) of Cash from the Liquidating Trust Assets as deemed reasonable by the Liquidating Trustee in its discretion, to hold in reserve for the full satisfaction of such Claims in accordance with the provisions of the Plan and the Liquidating Trust Agreement.

(b)            Prior to making any Distributions to Holders of any General Unsecured Claims, the Liquidating Trustee shall establish or maintain a reserve for Disputed General Unsecured Claims, comprised of Cash from the Liquidating Trust Assets as deemed reasonable by the Liquidating Trustee in its discretion, to hold in reserve for Distributions to such Holders of General Unsecured Claims once such Disputed Claims become Allowed General Unsecured Claims (the “GUC Reserve”).

(c)            The Priority Reserve and GUC Reserve may be maintained as bookkeeping entries without the need for segregated physical accounts or otherwise.

10.5	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall only be made on account of such Allowed Claim in accordance with the provisions of the Plan. On or as soon as reasonably practicable after the next Distribution Date after such Claim becomes Allowed, the Liquidating Trust shall provide to the Holder the Distribution (if any) to which such Holder is entitled under the Plan on account of such Claim as of the Effective Date, without any interest on account of such Claim.

10.6	Timing of Distributions

(a)            Distributions on Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, and Other Secured Claims shall be made on or as soon as reasonably practicable after the Effective Date and as permitted under the Plan.

(b)            Except as may be otherwise expressly required by the Plan, Distributions on General Unsecured Claims shall be made by the Liquidating Trust in such amounts and at such periodic intervals as the Liquidating Trustee determines in its discretion to be prudent.

(c)            Any Distributions to be made at TREW’s election on its Secured Claim in Class 3 shall be made as soon as reasonably practicable after such election.

10.7	Delivery of Distributions

(a)            Distributions on each Allowed Claim shall be made to Holders of record as of the Effective Date as set forth on the latest date of the following: (a) the address of payment set forth on the applicable Proof of Claim Filed by such Holder; (b) the address reflected in the Schedules (or general creditor matrix) if no Proof of Claim has been Filed; and (c) the address set forth in any written notices of address changes delivered to the Liquidating Trustee after the Effective Date.

(b)            If any Distribution is returned to the Liquidating Trustee as undeliverable, the Liquidating Trustee shall make a commercially reasonable effort to obtain the correct addressing information for such Holder. Notwithstanding anything to the contrary herein, the Liquidating Trustee may, at its discretion, withhold any further Distributions on any Allowed Claims of such Holder unless and until the Liquidating Trustee has been notified in writing of such Holder’s then-current payment address. Nothing herein shall require the Liquidating Trustee to take any specific action to obtain the correct addressing information for any Holder.

(c)            Undeliverable Distributions shall remain in the possession of the Liquidating Trust until the earlier of (i) such Distribution becoming deliverable or (ii) such Distribution becoming an Unclaimed Distribution.

10.8	Unclaimed Distributions

(a)            Any Distribution that has been returned to the Liquidating Trust as undeliverable and remains undeliverable for the following 180 days (an “Unclaimed Distribution”) shall thereafter be property of the Liquidating Trust available for all permissible purposes under the Plan and the Liquidating Trust Agreement, including Distribution on account of other Allowed Claims.

(b)            Any Holder for which the Unclaimed Distribution was first made is deemed to have irrevocably waived and be forever barred from asserting any Claim for such Distribution against the Liquidating Trust, notwithstanding any federal, state or provincial escheat, unclaimed, or abandoned property Laws to the contrary.

(c)            For the avoidance of doubt, in the event of multiple Distributions on Allowed Claims, a Holder shall remain entitled to subsequent Distributions even if an earlier Distribution has become an Unclaimed Distribution.

10.9	De Minimis Distributions

If any Distribution under the Plan to the Holder of an Allowed Claim would be less than $50.00, the Liquidating Trust may hold such Distribution until the time of a subsequent or final Distribution. If the final Distribution under the Plan to any Holder on account of all of its Allowed Claims would be less than $50.00, the Liquidating Trust may cancel such Distribution. Any cancelled Distributions pursuant to this Article 12.2 shall revert to the Liquidating Trust for all purposes, including Distributions to other Holders of Allowed Claims. If in the discretion of the Liquidating Trustee, the Liquidating Trust has been fully administered and (a) the Liquidating Trust Assets remaining are equal to or less than $20,000 or (b) all final Distributions will be less than $50.00 each, then the Liquidating Trustee shall be authorized to donate the remaining Liquidating Trust Assets to a charity, institution or foundation approved by the Oversight Committee.

10.10	Limitations on Distributions

Except as otherwise agreed by the Liquidating Trustee, notwithstanding anything herein to the contrary in the Plan:

(a)	No Distribution shall be made with respect to any Disputed Claim until such Claim becomes an Allowed Claim (as applicable).

(b)	No Distribution shall be made to any Entity that holds both an Allowed Claim and a Disputed Claim until such Disputed Claim becomes an Allowed Claim.

(c)	All Claims of any Entity alleged by the Liquidating Trustee to be a transferee of a transfer that may be avoided and recovered by an Avoidance Action brought by the Liquidating Trust are Disputed Claims.

10.11	Distribution Offsets

The Debtors or the Liquidating Trustee, as applicable, may offset against any Claim, including an Administrative Claim, and the Distributions to be made thereon under the Plan any and all of the Claims or Causes of Action of any nature that the Debtors or the Liquidating Trustee hold against the Holder of such Claim. Nothing contained in the Plan shall constitute a waiver or release by the Debtors or the Liquidating Trust of any rights in respect of legal and equitable objections, defenses, setoffs, or recoupment.

10.12	BF Parent Assets

The BFI Assets, which include but are not limited to the BF Parent Assets, are the source of Distributions on account of Allowed Claims in Class 3 (TREW Claims), Class 4 (CP7 Claims), and Class 5 (BFI Claims). Notwithstanding anything to the contrary herein, if some or all of the BF Parent Assets (if any) are determined by the Liquidating Trustee, in its sole discretion after consultation with the Oversight Committee, to be appropriately and equitably allocable or attributable, in whole or in part, to the ACFP Debtors or otherwise to constitute ACFP Assets, then such BF Parent Assets shall to that extent be deemed to be ACFP Assets and available for Distributions to the same extent as other ACFP Assets.

10.13	Claims Subject to Insurance

Except as may otherwise be agreed by the Liquidating Trustee, no Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part of a Claim, the applicable portion of such Claim may be expunged without a objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

10.14	Claims Assumed by Asset Purchasers

Notwithstanding anything to the contrary herein, no Distribution from the Debtors, Liquidating Trust or the Liquidating Trust Assets shall be made on account of any Claims that are Assumed Liabilities. All such Claims are and shall remain obligations of the applicable Asset Purchaser notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date. In the event any Claim that is an Assumed Liability is not timely paid by the applicable Asset Purchaser, the Holder of such Claim, or Debtors or Liquidating Trustee as applicable, may move to compel payment by the applicable Asset Purchaser and/or may move or object to such Assumed Liability as having been satisfied by the applicable Asset Purchaser. In addition to and without limiting the foregoing, TREW is also liable for all such claims under the Asset Purchase Agreements and the Sale Orders, and the Liquidating Trust may enforce all related rights of the Debtors under the Asset Purchase Agreements and the Sale Orders.

10.15	No Postpetition Interest

Unless otherwise expressly provided for herein, or by Final Order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue, or be paid on, any Disputed Claim with respect to the period from the Effective Date to the date a final Distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

10.16	Compliance with Tax Requirements; Withholding

(a)            Notwithstanding anything to the contrary in the Plan, the Liquidating Trust shall be entitled to deduct any federal, state or local withholding taxes from any Distributions made with respect to Allowed Claims, as appropriate. The Liquidating Trust shall be authorized to take all actions necessary to comply with applicable withholding and reporting requirements, including applying a portion of any Distribution of Cash to be made under the Plan to pay applicable withholding taxes. Any amounts so withheld will be deemed to have been distributed and received by the applicable recipient for all purposes of the Plan.

(b)            Notwithstanding anything to the contrary in the Plan, each Holder of an Allowed Claim that has received a Distribution under the Plan shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any Governmental Unit, including income, withholding and other tax obligation, on account of such Distribution.

(c)            For tax purposes, Distributions received in respect of Allowed Claims will be allocated first to the principal amount of such Claims until such principal amount is paid in full and then to any interest accrued on such Claim prior to the Petition Date.

(d)            The Liquidating Trust may require each Holder of a Claim to provide it with an executed Form W-9, Form W-8, or any other tax form, documentation or certification as may be requested by the Liquidating Trust as a condition precedent to being sent a Distribution. If a Holder of an Allowed Claim does not provide the Liquidating Trust with an executed Form W-9, Form W-8 or other requested tax form within 90 days after the date of the initial request, the Liquidating Trust may, in its sole discretion, (a) make such Distribution net of applicable withholding or (b) reserve such Distribution, in which case (i) such Holder shall be deemed to have forfeited the right to receive such Distribution under the Plan, (ii) such Distribution shall revert to the Liquidating Trust for all purposes, including for Distribution on account of other Allowed Claims, and (iii) the Claim of the Holder originally entitled to such Distribution shall be irrevocably waived and forever barred without further order of the Bankruptcy Court.

(e)            The Liquidating Trust reserves the right to allocate and distribute all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances.

10.17	Residual Assets

After final Distributions have been made in accordance with the terms of the Plan, the unrestricted Cash and Unclaimed Distributions remaining with the Liquidating Trust shall be remitted to a 501(c)(3) charity of the Liquidating Trustee’s choice.

ARTICLE XI

EXCULPATION, RELEASES AND INJUNCTIONS

11.1	Exculpation

(a)            The Exculpated Parties will neither have nor incur any liability to any Entity for any Claims or Causes of Action for any act or omission occurring on or after the Petition Date and prior to or on the Effective Date in connection with, concerning or relating to the Chapter 11 Cases or the Plan, including any act or omission relating to (i) the commencement or administration of the Chapter 11 Cases, (ii) the negotiation or approval of any agreements or pleadings that were either filed with the Bankruptcy Court or otherwise relating to the Chapter 11 Cases, (iii) the formulating, negotiating, preparing, disseminating, implementing, administering, or effecting of the DIP Facility, the Asset Sales or the Plan, or (iv) soliciting or seeking confirmation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any Entity that results from any such act or omission that is determined by a Final Order of the Bankruptcy Court or other court of competent jurisdiction to constitute gross negligence, bad faith or willful misconduct. Nothing herein shall exculpate or release the Liquidating Trustee or any Professionals of the Liquidating Trust with respect to any act or omission occurring after the Effective Date that would result in liability under the terms of the Liquidating Trust Agreement.

11.2	Releases

(a)            Releases by the Debtors. Upon the Effective Date, for good and valuable consideration including without limitation the concessions from TREW in connection with the DIP Order and its contributions to the Liquidating Trust as set forth herein, to the fullest extent permissible under applicable law the Debtors release and discharge each of the Released Parties from any and all Claims, Causes of Action, or other Liabilities of any kind or nature whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, in law or equity, existing or arising as of the Effective Date; provided, however, that the foregoing shall not release or discharge any Released Party from (i) any obligations arising under or relating to the Plan or the transactions contemplated herein, (ii) any obligations arising under or relating to any Asset Purchase Agreement or any Sale Order, (iii) any liability for damages resulting from its gross negligence, bad faith, or willful misconduct, as determined by a Final Order entered by a court of competent jurisdiction, or (iv) any counterclaim or defenses in connection with any claim made against the Estates or the Liquidating Trust by any Released Party. Without limiting the foregoing, nothing herein shall alter in any way the releases contained in the DIP Order.

(b)            Releases by Releasing Parties. Upon the Effective Date, for good and valuable consideration including without limitation the concessions agreed to by TREW under the Committee Terms, to the fullest extent permissible under applicable law the Releasing Parties release and discharge the Released Parties from any and all Claims, Causes of Action, or other Liabilities of any kind or nature whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, in law or equity, existing or arising as of the Effective Date; provided, however, that the foregoing shall not release or discharge any Released Party from (i) any obligations arising under or relating to the Plan or the transactions contemplated herein, (ii) any obligations arising under or relating to any Asset Purchase Agreement or any Sale Order, (iii) any liability for damages resulting from its gross negligence, bad faith, or willful misconduct, as determined by a Final Order entered by a court of competent jurisdiction, or (iv) any counterclaim or defenses in connection with any claim made against the Estates or the Liquidating Trust by any Released Party. Without limiting the foregoing, nothing herein shall alter in any way the releases contained in the DIP Order.

(c)            Releases by TREW. Upon the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, TREW, on its own behalf and on behalf of its Affiliates, and for its and their officers, directors, principals, shareholders, members, partners, managers, employees, attorneys, advisors, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, releases and discharges the Debtors, the Independent Directors and Officers, the Committee, and the Estates from any and all Claims, Causes of Action, or other Liabilities of any kind or nature whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, in law or equity, existing or arising as of the Petition Date; provided, however, that the foregoing shall not release or discharge (i) any TREW Claims, any rights of TREW under the Intercreditor Agreement, or any obligations arising under or relating to the Plan or the transactions contemplated herein, (ii) any obligations arising under or relating to any Asset Purchase Agreement or any Sale Order, (iii) any liability for damages resulting from acts or omissions after the Petition Date by or on behalf of the Debtors and constituting gross negligence, bad faith, or willful misconduct, as determined by a Final Order entered by a court of competent jurisdiction, or (iv) any counterclaim or defenses in connection with any claim made against TREW by the Debtors, the Estates or the Liquidating Trust.

11.3	Injunction

(a)            From and after the Effective Date, through and until the date upon which all remaining property of the Estates that has vested in the Liquidating Trust has been liquidated and distributed to Creditors or otherwise in accordance with the terms of the Plan and the Liquidating Trust Agreement, and the Plan has been fully administered, subject to further extension or reduction by motion on notice, with all parties’ rights with respect to such extension or reduction reserved, all Persons and Entities who have held, hold, or may hold Claims or Interests that are satisfied, settled, resolved, released, extinguished, cancelled or terminated under the Plan or the Confirmation Order are permanently enjoined from taking any of the following actions against the Estates, the Released Parties, the Liquidating Trust, the Liquidating Trustee, or any of their respective property or assets, solely with respect to any such Claims or Interests: (i) commencing or continuing, in any manner or in any place, any action or proceeding of any kind (including without limitation any proceeding in a judicial, arbitral, administrative or other forum); (ii) enforcing, levying, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order; (iii) creating, perfecting, or enforcing in any manner any Lien or encumbrance of any kind; and (iv) asserting any right of setoff, or any right of subrogation of any kind against any debt, liability, or obligation due to the Debtors, unless such right was formally asserted in a pleading Filed with the Bankruptcy Court prior to entry of the Confirmation Order or in a timely Filed Proof of Claim; provided, however, that such Persons and Entities shall not be precluded from exercising their rights under and consistent with the terms of the Plan or the Confirmation Order. Notwithstanding anything to the contrary herein, nothing in this Plan or the Confirmation Order shall modify the rights, if any, of any creditor under applicable bankruptcy law to assert setoff or recoupment as a defense to any Claim or Cause of Action by or on behalf of the Debtors or the Liquidating Trust, including, but not limited to, any rights under applicable bankruptcy law to assert setoff or recoupment as a defense in claims reconciliation, or the rights of the Debtors and/or the Liquidating Trustee to object to any such assertion of setoff or recoupment.

(b)            Upon the entry of the Confirmation Order, all Holders of Claims and Interests, shall be enjoined from taking any actions to interfere with the implementation or substantial consummation of the Plan by the Debtors or the Liquidating Trustee.

ARTICLE XII

CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING

THE PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING THE RISK FACTORS SET FORTH HEREIN. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THESE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. FURTHER, THESE RISK FACTORS SHOULD NOT BE REGARDED AS THE ONLY RISKS ASSOCIATED WITH THE PLAN AND ITS IMPLEMENTATION.

12.1	The Plan May Not Be Accepted

There can be no assurances that the requisite acceptances to confirm the Plan will be received, and the Debtors would then need to solicit acceptances to an alternative plan of liquidation, or otherwise be forced into liquidation under chapter 7 of the Bankruptcy Code. There can be no assurance that any such alternative plan or process would yield results similar to or as favorable to Holders of Allowed Claims as those proposed in the Plan.

12.2	The Plan May Not Be Confirmed

Even if the Debtors receive the requisite acceptances, there is no assurance that the Bankruptcy Court, which may exercise substantial discretion as a court of equity, will confirm the Plan or find that the Disclosure Statement contains adequate information and otherwise complies with the Bankruptcy Code. Even if the Bankruptcy Court determined that the Plan, Disclosure Statement, and balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for confirmation had not been met, including but not limited to the requirements for cramdown under section 1129(b) of the Bankruptcy Code. Such events could materially delay any Distributions and/or increase the attendant administrative costs such that recoveries on Allowed Claims may be reduced. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the re-solicitation of votes. If the Plan is not confirmed, it is unclear what Distributions would ultimately be received by Creditors with respect to their Claims in a subsequent plan or process.

12.3	The Plan May Require Modification

To the extent that the Bankruptcy Court finds that a different classification of Claims and Interests is required for the Plan to be confirmed, the Debtors may seek to (a) modify the Plan to provide for whatever classification might be required for confirmation and (b) use the acceptances received from any Holder of Claims pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such Holder ultimately is deemed to be a member. Any such reclassification of Claims, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. In addition, the Committee and TREW are working to resolve issues relating to the disposition of TREW Collateral and the New Parent Equity, and it is possible that the resolution of such issues may involve modifications to the terms of the Plan or the Liquidating Trust. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan by any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such Holder, regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtors believe that under the Bankruptcy Rules, they would be required to resolicit votes for or against the Plan only when a modification materially and adversely affects the treatment of the Claim or Interest of any Holder. To the extent that the Bankruptcy Court finds that the Plan does not satisfy the requirement that the Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest, the Bankruptcy Court could deny confirmation of the Plan. Issues of disputes relating to classification and/or treatment could result in a delay in the confirmation of the Plan and could increase the risk that the Plan will not be consummated.

12.4	The Plan May Not Be Consummated

The Plan provides for certain conditions that must be satisfied (or waived) prior to confirmation and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of the Plan, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court. Further, if the Plan is confirmed, there can be no assurance that the Plan will go effective.

12.5	Distributions Under the Plan May Be Inconsistent With Projections

Projected Distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and of the funds that will be available for Distribution. The estimated amounts of Allowed Claims are based on certain assumptions with respect to a variety of factors, and there can be no assurance that the estimated Claim amounts set forth herein are correct. Further, the estimates of the funds available for Distribution may prove incorrect. The Liquidating Trust Assets that will serve as the source of funding for Distributions on General Unsecured Claims consist in substantial part of Retained Causes of Action. The Liquidating Trust must successfully prosecute the Retained Causes of Action, whether to a litigated verdict or to settlement, in order to fund Distributions, and the cost of such litigation, and the amount and timing of recoveries from any such litigation, is inherently subject to substantial uncertainty. Accordingly, both the actual amount of Allowed Claims in a particular Class and the funds available for Distribution to such Class may materially differ from the Debtors’ estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors’ estimates, or the funds available for Distribution to such Class are lower than the Debtors’ estimates, the percentage recovery to Holders of Allowed Claims in such Class will be less than projected. For the avoidance of doubt, the amount and timing of any Distributions under the Plan on General Unsecured Claims will depend on the outcome of litigation of the Retained Causes of Action.

12.6	The Liquidating Trust Assets May Not Be Sufficient

There is no assurance that the Liquidating Trust Assets will be sufficient, or will provide sufficient liquidity, to fund the Liquidating Trust’s expenses to administer and monetize the Liquidating Trust Assets or to wind down the Debtors as provided for under the Plan. Accordingly, there is no assurance that the Liquidating Trust will make any Distributions to the Liquidating Trust Beneficiaries, or the amount or the timing on which such Distributions may be made.

12.7	Risks Associated with Forward Looking Statements

The financial information contained in the Plan has not been audited. In preparing the Plan, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in the Plan, and while the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.

12.8	The Plan May Result in Adverse Tax Consequences

There are a number of material tax considerations for any Holder in evaluating the Plan, and many of these tax considerations present potentially material risks. The discussion herein of any tax consequences is not tax advice. It is provided for informational purposes only and, due to lack of definitive judicial or administrative authority or interpretation, is subject to substantial uncertainties.

No opinion of counsel has been sought or obtained with respect to any tax considerations or tax consequences of the Plan, and no tax opinion is being given in the Plan. No rulings or determinations of the IRS or any other tax authorities have been obtained or sought with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or any other authorities. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

Any Holder may be liable for taxes on Distributions and may be deemed to have received Distributions without having received any Distribution in Cash. The tax treatment of Holders of Claims and the character, amount and timing of income, gain, or loss recognized as a consequence of the Plan can vary depending on multiple factors, including but not limited to the following: (i) whether the Claim or portion thereof constitutes a Claim for principal or interest; (ii) the type of consideration, if any, received by the Holder in exchange for the Claim, and whether the Holder receives Distributions under the Plan in more than one tax year; (iii) whether the Holder is a citizen or resident of the United States for tax purposes, is otherwise subject to U.S. federal income tax on a net basis, or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above; (iv) the manner in which the Holder acquired the Claim; (v) the length of time that the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the Holder has taken a bad debt deduction or a worthless securities deduction (as applicable) with respect to the Claim or any portion thereof in the current or prior taxable years; (viii) whether the Holder has previously included in gross income accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the Holder; (x) whether the Claim is an installment obligation for U.S. federal income tax purposes; (xi) whether the Claim is considered a “security” for U.S. federal income tax purposes; and/or (xii) whether the “market discount” rules apply to the Holder. Furthermore, it is possible that the Debtors may incur tax penalties or obligations that materially reduce Distributions to Holders of Allowed Claim. In particular, the Debtors, or the Liquidating Trust as applicable, may be required to recognize cancellation of debt income in connection with the Sales. While the Debtors may have sufficient tax attributes, including net operating losses, to avoid incurring a material cash liability, such result cannot be guaranteed at this time and may materially impact the outcome of the Plan for some or all Creditors.

The Debtors and the Committee believe that it would be prohibitively expensive, unduly burdensome, and an inefficient use of the assets of the Estates to obtain conclusive tax guidance on such questions at this time. The Debtors and Committee therefore urge each Holder of a Claim or Interest to consult its own tax advisor regarding the federal, state, and other tax consequences of the Plan.

In furtherance of the Plan: (a) the Liquidating Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d) and in compliance with Rev. Proc. 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the Creditors who are beneficiaries of the Liquidating Trust, consistent with the terms of the Plan; (b) the sole purpose of the Liquidating Trust shall be the liquidation and distribution of the Liquidating Trust Assets in accordance with Treas. Reg. § 301.7701-4(d), including the resolution of Claims in accordance with the Plan, with no objective to continue or engage in the conduct of a trade or business; (c) all parties (including the Debtors and all beneficiaries of the Liquidating Trust) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the beneficiaries, as applicable, followed by the deemed transfer of such assets to the Liquidating Trust); (d) all parties shall report consistently with the valuation of the Liquidation Trust Assets transferred to the Liquidating Trust as determined by the Liquidating Trustee (or its designee); (e) the Liquidating Trustee shall be responsible for filing returns for the Liquidating Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a); and (f) the Liquidating Trustee shall annually send to each Holder of an interest in the Liquidating Trust a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee may (x) timely elect to treat any disputed claims reserve as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9 (and make any appropriate elections), (y) file such tax returns (including the filing of a separate federal tax return for the “disputed ownership fund”) and pay such taxes as may be required consistent with such treatment, and (z) to the extent permitted by applicable Law, report consistently with the foregoing for state and local income Tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors, the beneficiaries of the Liquidating Trust, and the Liquidating Trustee) shall report for United States federal, state, and local income Tax purposes consistently with the foregoing.

The discussion of the U.S. federal income tax consequences herein is based on the U.S. Tax Code, Treasury Regulations promulgated and proposed thereunder, judicial decisions, and administrative rulings and pronouncements of the IRS and other applicable authorities, all as in effect on the date hereof. Legislative, judicial, or administrative changes or interpretations enacted or promulgated in the future could alter or modify the analyses and considerations herein. It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to the Holders of Claims. Any such changes or interpretations may be retroactive and could significantly affect the U.S. federal income tax consequences for the Debtors, Liquidating Trust, Holders, and the Plan generally.

THIS DISCUSSION DOES NOT ADDRESS FOREIGN, STATE, OR LOCAL TAX CONSEQUENCES OF THE PLAN, NOR DOES IT PURPORT TO ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO SPECIAL CLASSES OF TAXPAYERS (SUCH AS FOREIGN ENTITIES, NONRESIDENT ALIEN INDIVIDUALS, PASS-THROUGH ENTITIES SUCH AS PARTNERSHIPS AND HOLDERS THROUGH SUCH PASS-THROUGH ENTITIES, S- CORPORATIONS, MUTUAL FUNDS, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, SMALL BUSINESS INVESTMENT COMPANIES, REGULATED INVESTMENT COMPANIES, CERTAIN SECURITIES TRADERS, BROKER-DEALERS, AND TAX-EXEMPT ORGANIZATIONS). FURTHERMORE, ESTATE AND GIFT TAX ISSUES ARE NOT ADDRESSED HEREIN, AND TAX CONSEQUENCES RELATING TO THE ALTERNATIVE MINIMUM TAX ARE NOT DISCUSSED HEREIN.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. NOTHING HEREIN SHALL CONSTITUTE TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN AND OF THE TRANSACTIONS DESCRIBED HEREIN.

ARTICLE XIII

CONFIRMATION AND VOTING PROCEDURES

13.1	Confirmation Procedures

(a)            On January 29, 2025, the Bankruptcy Court entered an Order [Docket No. 1152] (the “Interim Approval and Procedures Order”) approving (i) on an interim basis, the Plan as a disclosure statement containing adequate information for solicitation purposes, and (ii) related solicitation and ballot tabulation procedures. The votes of all Creditors eligible to vote on the Plan are being solicited pursuant to the Interim Approval and Procedures Order.

(b)            The Confirmation Hearing has been scheduled for March 11, 2025, at 1:00 p.m. (ET) to consider (a) final approval of the Plan as a disclosure statement containing adequate information pursuant to section 1125 of the Bankruptcy Code, and (ii) confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be continued or adjourned from time to time by the Debtors without further notice, except for an announcement of the adjourned date made at a hearing or by Filing a notice with the Bankruptcy Court.

(c)            Any objection to the final approval of the Plan as a disclosure statement containing adequate information pursuant to section 1125 of the Bankruptcy Code, or confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, must be made in writing and Filed no later than February 28, 2025. Any response or objection that is not timely Filed may not be considered by the Bankruptcy Court.

13.2	Confirmation Requirements

The Bankruptcy Court will confirm the Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Many of these requirements are designed to protect the interests of Holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court. Among other requirements, the Bankruptcy Court must find that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the requirements of Chapter 11 of the Bankruptcy Code; and (iii) the Plan has been proposed in good faith. The Plan must also (a) be accepted by all Impaired Classes of Claims or Interests or, if rejected by an Impaired Class, the Plan must not “discriminate unfairly” against, and be “fair and equitable” with respect to, such Class; and (b) must be feasible.

13.3	Classification of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than those claims which, pursuant to section 1123(a)(1) of the Bankruptcy Code, need not be and have not been classified). In addition, under section 1122 of the Bankruptcy Code, all Claims or Interests in any Class must be substantially similar to the other Claims or Interests in such Class. The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtors and the Committee believe that the Plan complies with such standards.

Any Class of Claims or Interests that does not contain, as of the date of commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Interest, or a Holder of a Claim temporarily allowed for voting purposes under Bankruptcy Rule 3018, shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

13.4	Impaired or Unimpaired Status

Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under a chapter 11 plan may vote to accept or reject such chapter 11 plan. Generally, a claim or interest is impaired under a chapter 11 plan if the holder’s legal, equitable or contractual rights are changed under such chapter 11 plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a chapter 11 plan on account of such claims or interests, such impaired class is deemed to have rejected such chapter 11 plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders are not entitled to vote on such chapter 11 plan.

Under the Plan:

(a)            Holders of Claims in Class 1 (Other Secured Claims) and Class 2 (Priority Non-Tax Claims) are Unimpaired and therefore are not eligible to vote.

(b)            Holders of Claims are Impaired and eligible to vote on the Plan: Class 3 (TREW Claims), Class 4 (CP7 Claims), Class 5 (BFI Claims), and Class 6 (ACFP Claims).

(c)            Holders of Claims in Class 7 (Intercompany Claims) and Class 8 (Interests) are Impaired, will not receive any Distribution under the Plan or retain any property on account of such Claims or Interests, and are therefore deemed to reject the Plan.

Any dispute as to whether any Claim or Interest is Impaired under the Plan shall be determined by the Bankruptcy Court shall on or before the Confirmation Date.

13.5	Acceptance; Cramdown

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan if it is accepted by at least one impaired voting class even if other impaired voting classes vote to reject it. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at a plan proponent’s request, in a procedure commonly known as “cramdown,” if the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan. See 11 U.S.C. § 1129(b).

(a)             Unfair Discrimination

Under section 1129(b)(1) of the Bankruptcy Code, a plan does not “discriminate unfairly” if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair,” and the Bankruptcy Code allows wide latitude for separately classifying and treating claims of the same priority based on, among other factors, the differing factual or legal nature or attributes of the claims or their holders.

In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). The Debtors and the Committee believe that the proposed treatment of all Classes of Claims and Interests under the Plan does not discriminate unfairly against any Class.

(b)            Fair and Equitable

The “fair and equitable” test under section 1129(b)(1) and (2) of the Bankruptcy Code applies to classes of different priority and status, and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. To determine whether a plan is “fair and equitable,” the Bankruptcy Code establishes tests for secured creditors, unsecured creditors and equity holders:

1.            Secured Claims. A plan is “fair and equitable” with respect to a non-accepting class of secured creditors if either (i) each holder of an impaired secured claim retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens, with such liens attaching to the proceeds of the sale and the treatment of such liens on proceeds is as provided in clauses (i) or (ii) above. See 11 U.S.C. § 1129(b)(2)(A).

2.            Unsecured Claims. A plan is “fair and equitable” with respect to a non-accepting class of unsecured creditors if either: (i) the plan provides that each holder of a claim in such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan. See 11 U.S.C. § 1129(b)(2)(B).

3.            Equity Interests. A plan is “fair and equitable” with respect to a non-accepting class of equity interests if: (i) the plan provides that each holder of an interest in such class receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (ii) the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property. See 11 U.S.C. § 1129(b)(2)(C).

The Debtors and the Committee believe that Plan satisfies the “fair and equitable” requirement because, for each Impaired Class that has not accepted the Plan, there is no Class of equal priority receiving more favorable treatment and no Class that is junior to such dissenting Class that will receive or retain any property on account of the Claims or Interests in such Class.

13.6	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a chapter 11 plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the debtors or any successor to the debtors (unless such liquidation or reorganization is proposed in the Plan). As the Debtors’ principal assets have been liquidated pursuant to the Sale Orders and the Plan provides for the vesting of all remaining assets in the Liquidating Trust with proceeds thereof to be distributed on account of Allowed Claims, for purposes of this test, the Debtors and the Committee have analyzed the ability of the Liquidating Trust to satisfy its obligations under the Plan. Based on their analysis, the Debtors and the Committee believe that the Liquidating Trust will have sufficient assets to satisfy its obligations under the Plan and accomplish its purpose. Therefore, the Debtors and the Committee believe that the Plan satisfies the feasibility requirements of the Bankruptcy Code.

13.7	Best Interests

Even if a plan is accepted by all voting classes, the Bankruptcy Code requires a court to determine that such plan is in the best interests of all holders of claims or interests that are impaired by that plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires that, if any holders of claims or interests that are impaired by a chapter 11 plan have not accepted it, the chapter 11 plan must provide such holders with no less of a recovery on the impaired claim or interest than would be provided in a liquidation under chapter 7 of the Bankruptcy Code. If the recovery on such impaired claim or interest is greater in a hypothetical chapter 7 liquidation than under the chapter 11 plan, then the chapter 11 plan is not in the best interests of such holders of impaired claims or interests.

Because the Plan is a liquidating plan, the Plan and a hypothetical chapter 7 liquidation can be expected to produce substantially similar proceeds. However, the Debtors and the Committee expect the Plan will produce better recoveries for creditors and impaired claims than a hypothetical chapter 7 liquidation because of the Committee Terms and because of additional costs that would be incurred in a hypothetical chapter 7 liquidation. An analysis of recoveries, costs and recoveries under a Plan and a hypothetical chapter 7 liquidation will be filed with the Plan Supplement (the “Liquidation Analysis”).

The Committee Terms would not be effectuated except pursuant to the Plan and provide substantial value that benefits all impaired Creditors. In particular, TREW is contributing the TREW Cash Contribution to the Liquidation Trust, contributing certain Causes of Action held directly by TREW (the TREW Litigation Contribution) to the Liquidation Trust, agreeing to defer Distributions on the TREW Claims in accordance with the Waterfall, and releasing certain Claims against the Debtors. A hypothetical chapter 7 liquidation would not provide this additional value for creditors. This contributes initial funds and additional assets to the Liquidating Trust, reduces the potential claims pool, and avoids litigation costs, thereby increasing the potential of a successful liquidation effort and further distributions. A hypothetical chapter 7 liquidation would not provide this value for Impaired Creditors.

In addition, the costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as the costs of counsel and other professionals retained by the trustee. The Debtors and the Committee believe such costs would exceed the amount of expenses that would be incurred in implementing the Plan and winding up the affairs of the Debtors. Conversion also would likely delay the liquidation process and Distributions to Creditors.

Accordingly, the Debtors and the Committee believe that Holders of Allowed Claims will not receive less under the Plan than in a hypothetical chapter 7 liquidation, and therefore that the Plan complies with section 1129(a)(7) of the Bankruptcy Code.

13.8	Solicitation Packages

The Solicitation Packages will contain: (a) the Plan; (b) the Interim Approval and Procedures Order, excluding the exhibits annexed thereto; (c) the Combined Hearing Notice; (d) an appropriate Ballot, including voting instructions to vote online through the E-Balloting procedure or by mail with a pre-addressed, postage prepaid return envelope; and (e) such other materials as the Bankruptcy Court may direct.

Holders of Claims and Interests in non-voting Classes that are deemed to either accept or reject the Plan will receive packages consisting of: (a) the notice of the hearing on the Plan; (b) a notice of such Holder’s non-voting status; and (c) such other materials as the Bankruptcy Court may direct.

13.9	Acceptance or Rejection of the Plan

The rules and procedures governing eligibility to vote on the Plan, solicitation of votes, and submission of ballots are set forth in the Interim Approval and Procedures Order.

Classes that are Unimpaired are presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes that are Impaired and that will not receive a Distribution or retain any property under the Plan are presumed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

At least one Impaired Class that will receive a Distribution must vote to accept the Plan for it to be confirmed. Pursuant to section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if a majority in number and two-thirds in dollar amount of the Claims in such Class (excluding the votes of any insiders) has voted to accept the Plan.

The Debtors and the Committee recommend that all eligible Creditors vote to accept the Plan.

IF YOU ARE A CREDITOR ELIGIBLE TO VOTE ON THE PLAN, PLEASE COMPLETE AND PROMPTLY SUBMIT YOUR BALLOT THROUGH THE E-BALLOTING PORTAL ON THE CASE WEBSITE OR BY MAIL. IF YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE BALLOTING AGENT VIA EMAIL AT BURGERFIINQUIRIES @STRETTO.COM, TELEPHONE AT 855-492-7450 (TOLL-FREE) OR 714-881-5915 (INTERNATIONAL), OR THROUGH THE CASE WEBSITE.

13.10	Plan Amendment After Solicitation

The Plan is subject to amendment or modification as set forth herein and in accordance with the Bankruptcy Code. Such amendments or modifications could include reclassification of any Claim, and any such reclassification could adversely affect Holders of Claims by changing the composition of one or more Classes and thereby affect the voting required of such Class or Classes for approval of the Plan.

EXCEPT AS SET FORTH IN THE PLAN, UNLESS SUCH AMENDMENT OR MODIFICATION MATERIALLY AND ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED A MEMBER.

ARTICLE XIV

CONDITIONS TO THE EFFECTIVE DATE

14.1	Conditions Precedent to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Section 14.5 below:

(a)            The Plan, the proposed Confirmation Order, and documents in the Plan Supplement shall be in a form and substance reasonably acceptable to the Debtors, the Committee and TREW.

(b)            The Bankruptcy Court shall have entered a Final Order, in form and substance reasonably acceptable to the Debtors, the Committee and TREW, approving the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

(c)            The Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Committee and TREW.

14.2	Conditions Precedent to the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 14.5 below:

(a)            The Confirmation Order shall have become a Final Order and shall be in form and substance reasonably acceptable to the Debtors, the Committee and TREW.

(b)            The Liquidating Trustee shall have sufficient Cash or other resources to fund the reserves in accordance with the Plan;

14.3	Establishing the Effective Date

(a)            The Effective Date shall be the first business day after the date of satisfaction or waiver of all conditions to the Effective Date, or such later date as selected by the Debtors in consultation with the Committee.

(b)            Within two days after the Effective Date, the Debtors shall File a notice of occurrence of the Effective Date, which notice shall identify the applicable deadlines for filing Proofs of Claim or requests on account of any Administrative Claim, Professional Claim, or Claim for any damages from the rejection of any Executory Contract or Unexpired Lease pursuant to the Plan.

14.4	Effect of Failure of Conditions

If the Effective Date has not occurred within 45 days after the Confirmation Date, unless extended by order of the Bankruptcy Court, the Plan shall be null and void in all respects and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against the Debtors; (b) constitute a waiver or release of any Cause of Action by the Debtors; (c) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Holders of an Interest or any other Entity; or (d) constitute an admission, acknowledgment, offer or undertaking by the Debtors, the Committee, any Creditors, or any other Entity in any respect. In addition, the Debtors, the Committee, and all Holders of Claims against or Interests in the Debtors shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred.

14.5	Waiver of Conditions to Confirmation and Effective Date

Each of the conditions to the Effective Date may be waived, in whole or in part, upon agreement by the Debtors and the Committee, without notice or an Order of the Bankruptcy Court.

ARTICLE XV

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, notwithstanding entry of the Confirmation Order, the occurrence of the Effective Date, or substantial consummation of the Plan, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases, the Plan and the Liquidating Trust to the fullest extent permitted by law, including among other things jurisdiction to:

(a)             allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured, or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the Holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims;

(b)             hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 327, 328, 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(c)             hear and determine all matters with respect to the assumption or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required cure or the liquidation or allowance of any Claims arising therefrom;

(d)             hear and determine any matters arising in connection with or relating to the Liquidating Trust, including but not limited to matters relating to the interpretation, implementation or operation of the Liquidating Trust Agreement or the consummation of the transactions contemplated thereby;

(e)             hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, the Retained Causes of Action, or the Plan;

(f)              enforce, interpret, and determine any disputes arising in connection with any Retained Causes of Action against any current or former directors or officers and access to any Insurance Policies;

(g)             hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(h)             hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(i)              consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(j)              enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Confirmation Order;

(k)             issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(l)              enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases (whether or not the Chapter 11 Cases have been closed);

(m)            hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

(n)             enter orders closing any of the Chapter 11 Cases.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1	Injunctions or Stays

All injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise as of the Confirmation Date shall cease as of the Effective Date. From and after the Effective Date, all injunctions or stays contained in the Plan or the Confirmation Order shall be in full force and effect in accordance with their terms. Nothing herein shall be otherwise deemed to modify, limit, amend or supersede any injunction granted in any Sale Order.

16.2	Amendments

The Debtors, with the written consent of the Committee, may amend or modify the Plan at any time prior to the entry of the Confirmation Order, or after entry of the Confirmation Order upon notice and a hearing, provided that the Plan, as amended or modified, satisfies all applicable Bankruptcy Code requirements for confirmation and for disclosure statement purposes and does not materially and adversely change the treatment of any Class. Any Holder of a Claim that has voted to accept the Plan shall be deemed to have accepted the Plan as amended or modified, if the proposed amendment or modification does not materially and adversely change the treatment of the Claim of such Holder, unless the Bankruptcy Court orders otherwise.

16.3	Severability

In the event that any provision of the Plan is determined to be invalid, void or unenforceable, such determination shall not limit or affect the enforceability and operative effect of any other provision of the Plan.

16.4	Notices

All notices, requests and demands to or upon the Liquidating Trustee or the Debtors, as applicable, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as shall be set forth in the notice of occurrence of the Effective Date.

16.5	Creditor Noticing

After the Effective Date, any Entities or Persons that want to continue to receive notice in these Chapter 11 Cases must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, however, that the United States Trustee and TREW shall be excused from this requirement and shall remain on the Bankruptcy Rule 2002 service list. The Liquidating Trustee is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to such Entities that have filed a renewed service request, the United States Trustee, and all parties directly affected by the relief sought in any filing.

16.6	Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

16.7	Controlling Interpretation

The Plan shall control in the event of any inconsistency with the Plan Supplement, except to the extent that the Plan Supplement expressly states that a specific provision controls. The Confirmation Order shall control in the event of any inconsistency with the Plan, Plan Supplement, or any other agreement, exhibit or document.

16.8	Plan Supplement; Exhibits and Schedules

The Debtors shall file the Plan Supplement and such other agreements, exhibits or other documents as reasonably necessary or appropriate to effectuate and further evidence the Plan, no later than February 21, 2025. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

16.9	No Admissions

Notwithstanding anything herein to the contrary, except with respect to any Claim that is expressly Allowed under the Plan, nothing contained in the Plan shall be deemed as an admission or waiver by the Debtors or the Liquidating Trust with respect to the validity or amount of any Claim. No statement or provision contained herein, or the taking of any action by the Debtors or the Committee with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors or the Estates.

16.10	Binding Effect; Successors and Assigns

The Plan shall be binding on the Debtors, the Estates, the Liquidating Trust and all Creditors from and after the Effective Date. The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Entity.

16.11	Immediate Effectiveness

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable under the Bankruptcy Rules.

16.12	Final Decree

On or after the Effective Date, the Liquidating Trustee shall have the power and authority to file a motion with the Bankruptcy Court seeking the entry of a Final Decree closing any of the Chapter 11 Cases in accordance with section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

Dated: March 7, 2025

BURGERFI INTERNATIONAL, INC.	THE OFFICIAL COMMITTEE OF
AND ITS AFFILIATED DEBTORS	UNSECURED CREDITORS OF
BURGERFI INTERNATIONAL, INC. et al.

/s/ Jeremy Rosenthal	/s/ Jason Newville
Jeremy Rosenthal	Jason Newville
Chief Restructuring Officer	Newville Collaborative, LLC
Chairperson

EXHIBIT A

GLOSSARY OF DEFINITIONS

As used herein, the following terms have the respective meanings in the Plan specified below, unless the context otherwise requires:

1.              “503(b)(9) Claim” means any Claim under section 503(b)(9) of the Bankruptcy Code for the value of goods sold to any Debtor in the ordinary course of its business and received by such Debtor within 20 days before the Petition Date.

2.              “ACFP” has the meaning set forth in Section 3.1 of the Plan.

3.              “ACFP Acquisition” has the meaning set forth in Section 3.1 of the Plan.

4.              “ACFP Assets” means all property, rights or other assets of the ACFP Debtors and their Estates of any kind or nature, whether existing as of the Effective Date or arising thereafter, whether tangible or intangible, including without limitation all Causes of Action of such Debtors.

5.              “ACFP Assumed Liabilities” means all Liabilities of TREW or Florida Pizza under the ACFP Asset Purchase Agreement, including but not limited to all Assumed Liabilities (within the meaning of such term under the ACFP Purchase Agreement) and all obligations arising after the closing of the ACFP Sale and relating to the Designated Rights Assets (as defined in the ACFP Purchase Agreement). For the avoidance of doubt, and without limiting the foregoing, all ordinary course, post-petition obligations of the Debtors for operating expenses outstanding as of November 15, 2024 that are Assumed Liabilities under the ACFP Asset Purchase Agreement are ACFP Assumed Liabilities.

6.              “ACFP Claim” means any General Unsecured Claim against any ACFP Debtor.

7.              “ACFP Debtors” means Hot Air, Inc. and each of its Debtor subsidiaries, as listed on Exhibit B to the Plan.

8.              “ACFP Purchase Agreement” means that certain asset purchase agreement for the ACFP Sale, as approved by the ACFP Sale Order, and all related agreements between the Debtors and TREW and between the applicable Debtors and Florida Pizza, including but not limited to the Master Interim Management Agreement dated as of November 15, 2024 by and between the applicable Debtors and Florida Pizza, each as amended, modified or supplemented from time to time.

9.            “ACFP Sale Order” means the Order (A) Approving the Sale of the Anthony’s Coal Fired Pizza Assets Free and Clear of Liens, Claims, Interests, and Encumbrances; (B) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (C) Granting Related Relief [Docket No. 310] entered by the Bankruptcy Court on November 8, 2024.

10.            “ACFP Sale” means the sale of certain assets by certain ACFP Debtors pursuant to the ACFP Sale Order.

11.            “Administrative Claim Objection Deadline” means the date that is 180 days after the later of the Administrative Claims Bar Date and any filing of any Administrative Claim (other than a Professional Claim) or filing of any request for payment of Administrative Claim, unless such objection deadline is extended by order of the Bankruptcy Court.

12.            “Administrative Claim” means any Claim for actual and necessary costs and expenses of preserving the Estates under sections 503(b) or 507(a)(2) of the Bankruptcy Code, including without limitation any 503(b)(9) Claims, any fees or charges assessed against the Estates under section 1930 of Title 28 of the United States Code, and any Professional Claims.

13.            “Administrative Claims Bar Date” means the date that is 30 days after the Effective Date.

14.            “Affiliate” means “affiliate” as defined in section 101(2) of the Bankruptcy Code.

15.            “Allowed” means: (a) a Claim that as of the Effective Date has been scheduled by the Debtors in their Schedules as other than disputed, contingent or unliquidated, which has not been superseded by a Filed proof of Claim and which scheduled Claim has not been amended; (b) a Claim that has been allowed by a Final Order; (c) a Claim that is allowed by the Liquidating Trustee; (d) a Claim that has been timely Filed by the applicable deadline and for which no objection has been filed by the Claim Objection Deadline; or (e) a Claim that is allowed pursuant to the terms of the Plan. Notwithstanding anything to the contrary in the Plan, a Disputed Claim shall not be deemed Allowed unless and until such objection has been resolved by agreement or by Final Order. For the avoidance of doubt, Claims or Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” hereunder.

16.            “Asset Purchase Agreements” means the ACFP Purchase Agreement and the BFI Purchase Agreement.

17.            “Asset Purchaser” means (i) Florida Pizza with respect to the ACFP Sale and (ii) BFI Newco with respect to the BFI Sale.

18.            “Assumed Liabilities” means the ACFP Assumed Liabilities and the BFI Assumed Liabilities.

19.            “Assumption Notice” has the meaning ascribed in the ACFP Sale Order or the BFI Sale Order, as applicable.

20.            “Avoidance Actions” means any and all actual or potential claims and causes of action of the Debtors or the Estates arising under Chapter 5 of the Bankruptcy Code, including without limitation all claims, rights and causes of action arising under sections 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code.

21.           “Balloting Agent” has the meaning ascribed in the Debtors’ Motion for Entry of Order (I) Conditionally Approving the Adequate of Disclosures in the Combined Disclosure Statement and Plan; (II) Approving Solicitation and Voting Procedures; (III) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing and Setting Related Dates and Deadlines; (IV) Approving the Forms of Ballots, Solicitation Packages, and Notices in Connection Therewith; and (V) Granting Related Relief [Docket No. 887].

22.            “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.

23.            “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

24.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and any Local Rules of the Bankruptcy Court, as amended from time to time.

25.            “Bar Date Order” means the Order Establishing Deadlines for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [Docket No. 581], entered by the Bankruptcy Court on December 2, 2024.

26.            “Bar Date” or “Bar Dates” means the applicable deadline by which a Proof of Claim or request for payment of an Administrative Claim must be, or must have been, Filed, as established by order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

27.            “BFI Assumed Liabilities” means all Liabilities of TREW or BFI Newco under the BFI Asset Purchase Agreement, including but not limited to all Assumed Liabilities (within the meaning of such term under the BFI Purchase Agreement) and all obligations arising after the closing of the BFI Sale and relating to the Designated Rights Assets (as defined in the BFI Purchase Agreement). For the avoidance of doubt, and without limiting the foregoing, all ordinary course, post-petition obligations of the Debtors for operating expenses outstanding as of November 27, 2024 that are Assumed Liabilities under the BFI Asset Purchase Agreement are BFI Assumed Liabilities.

28.            “BF Parent Assets” means all of the assets of BF Parent of any nature whatsoever, including, without limitation, all property of its Estate pursuant to section 541 of the Bankruptcy Code, Causes of Action, accounts receivable, tax refunds, claims of right, interests and property, real and personal, tangible and intangible, and the proceeds of all of the foregoing.

29.            “BF Parent Assets” means all property, rights or other assets of BF Parent or its Estate of any kind or nature, whether existing as of the Effective Date or arising thereafter, whether tangible or intangible, including without limitation all of Causes of Action of such Debtor or Estate.

30.            “BF Parent” means BurgerFi International, Inc., one of the Debtors in the Chapter 11 Cases.

31.            “BFI Assets” means all property, rights or other assets of the BFI Debtors and their Estates of any kind or nature, whether existing as of the Effective Date or arising thereafter, whether tangible or intangible, including without limitation all Causes of Action of such Debtors and all BF Parent Assets.

32.            “BFI Claim” means any General Unsecured Claim against any BFI Debtor.

33.            “BFI Debtors” means BurgerFi International, LLC and each of its Debtor subsidiaries, and BF Parent, all as listed on Exhibit B to the Plan.

34.            “BFI Newco” means BFI Restaurant Group LLC.

35.            “BFI Purchase Agreement” means that certain asset purchase agreement for the BFI Sale, as approved by the BFI Sale Order, and all related agreements between the Debtors and TREW and between the applicable Debtors and BFI Newco, including but not limited to the Master Interim Management Agreement dated as of November 27, 2024 by and between the applicable Debtors and BFI Newco, each as amended, modified or supplemented from time to time.

36.          “BFI Sale Order” means the Order (A) Approving the Sale of the BurgerFi Assets Free and Clear of Liens, Claims, Interests, and Encumbrances; (B) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (C) Granting Related Relief entered by the Bankruptcy Court on November 8, 2024 at Docket No. 311, approving the BFI Sale.

37.            “BFI Sale” means the sale of certain assets of certain BFI Debtors pursuant to the BFI Sale Order.

38.            “Case Website” means the website relating to the Chapter 11 Cases that is maintained by the Claims Agent and accessible free of charge at http://cases.stretto.com/BFI.

39.            “Cash” means legal tender of the United States of America and cash equivalents, including bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

40.             “Carve Out” has the meaning set forth in the DIP Order.

41.            “Causes of Action” means all Avoidance Actions, all Claims, and all other claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims, whether in contract or in tort, whether arising under the Bankruptcy Code or other federal or state law, or based in equity, or pursuant to any other theory of law, including, but not limited to, under the Bankruptcy Code or securities law, whether direct, indirect, derivative, or otherwise, whether asserted or unasserted, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, and any and all commercial tort claims, in each case, whether arising before, on or after the Petition Date.

42.             “Chapter 11 Cases” means the chapter 11 bankruptcy cases commenced on the Petition Date that are pending before the Bankruptcy Court and being jointly administered under the caption In re BurgerFi International, Inc., et al., Case No. 24-12017 (CTG).

43.             “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

44.             “Claims Agent” means Stretto, Inc.

45.             “Claims Objection Deadline” means the date that is the first business day that is at least 180 days after the Effective Date, as such date may be extended from time to time on motion by the Liquidating Trustee; provided that for Administrative Claims, such deadline shall be the Administrative Claim Objection Deadline.

46.            “Class” means any group of substantially similar Claims or Interests and classified by the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

47.             “Combined Disclosure Statement and Plan” has the meaning set forth in Article I of the Plan.

48.            “Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee in these Chapter 11 Cases on September 27, 2024 [Docket No. 105], as amended by the Amended Notice of Appointment of Creditors’ Committee [Docket No. 227].

49.             “Committee Terms” has the meaning set forth in Section 3.5 of the Plan.

50.            “Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court.

51.            “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider (i) final approval of the Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

52.             “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

53.             “CP7 Claims” means (i) all Junior Credit Facility Claims, (ii) all Claims against any Debtor held by any Affiliate or Insider of CP7, and (iii) all Claims against any Debtor held by any former director that was appointed or designated by CP7 to the board of directors of any Debtor.

54.             “CP7” means CP7 Warming Bag, L.P., an affiliate of L Catterton Fund.

55.             “Creditor” means any Holder of a Claim against any Debtor.

56.             “Debtors” means, collectively, the debtors and debtors in possession in these Chapter 11 Cases. A list of all Debtors is attached to the Plan as Exhibit B.

57.            “Deficiency Claim” means the General Unsecured Claim of TREW for the difference between (i) the aggregate amount of the Claims of TREW and (ii) the value received by TREW on account of the portion of the Claim of TREW that is a Secured Claim.

58.             “Designee” has the meaning ascribed in the ACFP Purchase Agreement or the BFI Purchase Agreement, as applicable.

59.            “DIP Facility” means the senior secured postpetition financing facility for the Debtors from TREW as approved by the Bankruptcy Court pursuant to the DIP Order.

60.            “DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Postpetition Financing and (B) Utilize Cash Collateral, (II) Granting Liens and Superpriority Administrative Expenses Claims, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, (V) Granting Adequate Protection, and (VI) Granting Related Relief [Docket No. 190] entered by the Bankruptcy Court on October 17, 2024.

61.             “Disallowed” means any Claim or any portion thereof that (i) has been disallowed by a Final Order, (ii) is Scheduled as zero or as contingent, disputed or unliquidated and as to which no proof of claim has been Filed or deemed Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed Filed under applicable law or the Plan, (iii) is not Scheduled and as to which no proof of claim has been deemed Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any order or otherwise deemed Filed under applicable law or the Plan, (iv) has been withdrawn by agreement of the Debtors and the Holder thereof or (v) has been withdrawn by the Holder thereof.

62.             “Disclosure Statement” means the disclosure statement, as amended, supplemented or modified from time to time, that is embodied within this Plan and distributed in accordance with sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rule 3017, Local Rule 3017-2 and other applicable law.

63.            “Disputed” means any Claim or any portion thereof that (i) has not been Scheduled by the Debtors or has been Scheduled as unknown, contingent, unliquidated, disputed or at zero, whether or not such Claim is the subject of a proof of Claim, (ii) is the subject of a proof of Claim that differs in nature, amount or priority from the Schedules (except to the extent that the Plan Administrator elects, in its discretion, to treat the Claim asserted in such proof of Claim as an Allowed Claim) or (iii) is the subject of an objection interposed by the Claims Objection Deadline or such other time period fixed by the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order; provided, however, that a Claim shall not be a Disputed Claim to the extent it becomes an Allowed Claim or Disallowed Claim.

64.             “Distribution Date” means any day on which a Distribution is made pursuant to the Plan.

65.            “Distribution” means any distribution of Cash or other property by the Debtors or the Liquidating Trust to a Creditor on account of an Allowed Claim pursuant to the Plan.

66.             “Effective Date” means the date that the Plan comes into effect as established pursuant to Section 14.3 of the Plan.

67.             “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

68.           “Estates” means the estates of the Debtors created upon the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

69.           “Exculpated Parties” means, collectively, and in each case in its capacity as such, (a) the Debtors; (b) the Committee, the Committee members; (c) directors, officers and limited liability company managers of the Debtors as of the Confirmation Date; and (d) any Professional of the Debtors or the Committee.

70.             “Executory Contract” means any contract to which any Debtor is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

71.             “File”, “Filed”, or “Filing” means, respectively, to file, filed, or filing a pleading or other document on the docket of the Chapter 11 Cases.

72.            “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, that has not been reversed, stayed, modified or amended and as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; provided that even if an appeal, petition for certiorari, or other proceedings for reargument or rehearing are timely filed, an Order will be deemed a Final Order if it provides that it is effective immediately upon entry on the Bankruptcy Court’s docket and not subject to any stay notwithstanding the provisions of Bankruptcy Rules 6004(h), 6006(d), 7062, and Rule 62 of the Federal Rules of Civil Procedure, and that no stay pending appeal has been obtained.

73.             “Florida Pizza” means Florida Coal Fired Pizza, LLC.

74.             “General Bar Date” means January 8, 2025 at 11:59 p.m. (ET), as established by the Bar Date Order.

75.            “General Unsecured Claim” means any Claim against any Debtor that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Priority Non-Tax Claim, Intercompany Claim, or Interest. For the avoidance of doubt, all BFI Claims and ACFP Claims are General Unsecured Claims.

76.             “Governmental Bar Date” means March 10, 2025 at 5:00 p.m. (prevailing Eastern Time), which is the deadline for Governmental Units to file proofs of claim on account of pre-petition Claims against any of the Debtors.

77.             “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

78.             “GUC Reserve” has the meaning set forth in Section 10.4 of the Plan.

79.             “Holder” means the beneficial holder of any Claim or Interest.

80.           “Impaired” means, with respect to any Class, Claim or Equity Interest, “impaired” within the meaning of sections 1123 and 1124 of the Bankruptcy Code.

81.             “Impaired Class” means any Class that is Impaired.

82.             “Independent Directors and Officers” means each of the directors and officers of the Debtors as of the Confirmation Date, and to the extent applicable their respective professional entities, namely David J. Gordon, DJG Services, LLC, Michael J. Epstein, MJ Advisor Services LLC, and Jeremy Rosenthal.

83.             “Initial Distribution” has the meaning set forth in Section 10.3 of the Plan.

84.           “Insurance Policies” means any and all insurance policies, insurance settlement agreements, coverage-in-place agreements, and other agreements, documents, or instruments providing or relating to coverage for liability, entered into by or issued to or for the benefit of, at any time, the Debtors, including without limitation any policies providing tail or runoff coverage and any policies providing coverage for liabilities relating to acts or omissions by any current or former directors or officers of the Debtors.

85.             “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

86.            “Intercreditor Agreement” means that certain Intercreditor and Subordination Agreement dated as of February 24, 2023 by and between TREW, as successor to and assignee of Regions Bank under the Senior Credit Facility, and CP7.

87.            “Interests” means any share of common stock, preferred stock or other equity security (as such term is defined in section 101(16) of the Bankruptcy Code) or instrument evidencing an ownership interest in any Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in any Debtor that existed immediately prior to the Effective Date.

88.             “Interim Approval and Procedures Order” has the meaning set forth in Section 13.1 of the Plan.

89.             “Junior Credit Facility Claims” means all Claims of CP7 against any Debtor arising under or relating to the Junior Credit Facility.

90.            “Junior Credit Facility” means that certain secured promissory note dated as of February 4, 2023 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time) by and among the Debtors, as obligors, and CP7, as lender, and all ancillary agreements or documents.

91.            “Liabilities” means any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, arising in law, equity or otherwise, that are based in whole or in part on any act, event, injury, omission, transaction or agreement.

92.            “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code and, with respect to any property or asset, includes any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

93.             “Liquidation Analysis” has the meaning set forth in Section 13.7 of the Plan.

94.             “Liquidating Trust” means the trust to be created on the Effective Date for the benefit of Holders of Allowed Claims.

95.             “Liquidating Trust Agreement” means the agreement between the Debtors and the Liquidating Trustee, in a form as consented to by the Committee, as the same may be amended from time to time in accordance with its terms, filed as part of the Plan Supplement and approved pursuant to the Confirmation Order, providing for the administration of the Liquidating Trust and governing the Liquidating Trustee’s rights and duties in administering the Liquidating Trust.

96.            “Liquidating Trust Assets” means (I) all property, rights or other assets of the Debtors and the Estates of any kind or nature, whether existing as of the Effective Date or arising thereafter, wherever located and whether tangible or intangible, including without limitation (a) all of the Debtors’ Cash; (b) all Retained Causes of Action; (c) all rights of setoff, recoupment, and other defenses against Claims; (d) all of the Debtors’ rights under the Asset Purchase Agreements and any other documents related to the Sales; (e) all of the Debtors’ bank accounts; (f) all documents, communications and information of the Debtors, without regard to whether such documents, communications and information are subject to the attorney-client privilege not transferred as part of the Sales; (g) all BF Parent Assets; (h) all BFI Assets; (i) all ACFP Assets; (j) the New Parent Equity; and (k) any other assets, and any proceeds realized or received from such assets, of the Debtors or their Estates that were not sold pursuant to the Sale Orders, if any, existing immediately prior to the Plan becoming effective; and (II) the TREW Cash Contribution and the TREW Litigation Contribution.

97.           “Liquidating Trust Expenses” means all reasonable and documented fees, expenses and costs incurred by the Liquidating Trustee in connection with carrying out the duties of the Liquidating Trust, including the maintenance or disposition of the Liquidating Trust Assets (including Liquidating Trustee fees, indemnity reserves, attorneys’ fees, the fees of other professionals and other Entities retained by the Liquidating Trust, personnel-related expenses and any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets) and any other expenses incurred in accordance with the Liquidating Trust Agreement.

98.             “Liquidating Trustee” means the Person selected by the Committee in consultation with TREW to effectuate the provisions of the Plan and to be trustee of the Liquidating Trust after the Effective Date. The identity, role, and compensation of the Liquidating Trustee will be disclosed in the Plan Supplement.

99.            “Liquor Licenses” means all licenses to sell beer, wine or liquor held by the Debtors to the extent not acquired under the Asset Purchase Agreements.

100.          “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

101.           “New Parent Equity” means the new equity interests in BFI Parent that may be issued, after cancellation of all Interests in BFI Parent on the Effective Date, to TREW or other Entity on such timing and by a procedure as may be reasonably agreed to by TREW and the Liquidating Trust.

102.           “Order” means an order or judgment of the Bankruptcy Court as entered on the Docket.

103.           “Oversight Committee” has the meaning set forth in Section 9.1(b) of the Plan.

104.           “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

105.           “Petition Date” means September 11, 2024.

106.           “Plan Supplement” means the documents, schedules, and any exhibits filed prior to the Confirmation Hearing, as amended, supplemented, or modified from time to time, including the form of the Liquidating Trust Agreement and the Liquidation Analysis.

107.           “Plan” has the meaning set forth in Article I hereof.

108.           “Priority Non-Tax Claim” means a Claim that is accorded priority in right of payment under section 507 of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

109.           “Priority Reserve” has the meaning set forth in Section 10.4 of the Plan.

110.           “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

111.          “Pro Rata” means, with respect to any Allowed Claim in any particular Class or other group of Claims, the ratio of the amount of such Allowed Claim to the aggregate amount of all Allowed Claims and all Disputed Claims in such Class or other group of Claims.

112.           “Professional Claims” means all Claims under sections 330, 331, 503, or 1103 of the Bankruptcy Code for compensation and reimbursement of expenses by Professionals to the extent Allowed by the Bankruptcy Court.

113.           “Professional” means any professional person employed in the Chapter 11 Cases pursuant to an Order of the Bankruptcy Court pursuant to section 327, 328 or 1103 of the Bankruptcy Code and to be compensated for services rendered pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code and includes Force Ten Partners, LLC. The term “Professional” does not include any ordinary course professionals that were retained and compensated pursuant the Order (I) Authorizing Debtors to Employ Professionals Utilized in the Ordinary Course of Business; (II) Waiving Certain Information Requirements of Local Rule 2016- 2, and (III) Granting Related Relief [Docket No. 299], entered by the Bankruptcy Court on November 6, 2023.

114.           “Professional Fee Reserve” has the meaning set forth in Section 5.3(d) of the Plan.

115.           “Proof of Claim” means a proof of Claim Filed with the Claims Agent pursuant to section 501 of the Bankruptcy Code or a proof of Interest Filed with the Claims Agent pursuant to Bankruptcy Rule 3007.

116.           “Rejection Notice” has the meaning ascribed in the ACFP Sale Order or the BFI Sale Order, as applicable.

117.           “Released Parties” means each of (i) TREW, its successors and assigns, and all of their respective current and former officers, directors, principals, shareholders, members, partners, managers, employees, attorneys, advisors, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals; and (ii) the Independent Directors and Officers.

118.           “Releasing Parties” means each Creditor affirmatively electing on their ballot to provide a release to the Released Parties.

119.           “Retained Causes of Action” means all Causes of Action of the Debtors or the Estates existing as of the Effective Date, whether direct or derivative, whether known or unknown, in each case that are not expressly released under the Plan or Confirmation Order, including as identified in the Plan Supplement. Without limiting the foregoing, the Retained Causes of Action include without limitation all Avoidance Actions and all claims and potential claims against former directors, officers, shareholders or other Insiders of the Debtors for breaches of fiduciary duty, negligence, or self-dealing. For the avoidance of doubt, the Retained Causes of Action do not include any Causes of Action sold to any Asset Purchaser under any Sale Order.

120.           “Sale Motion” has the meaning defined in Section 3.4 of the Plan.

121.           “Sale Orders” means the ACFP Sale Order and BFI Sale Order.

122.           “Sales” means the ACFP Sale Order and BFI Sale Order.

123.          “Scheduled Claim” means any Claim that is listed in the Schedules with a liquidated amount, and is not identified therein as being contingent or disputed, and for which no Proof of Claim has been Filed with the Claims Agent.

124.           “Schedules and Statements” means, for each Debtor, the applicable Schedule of Assets and Liabilities and Statement of Financial Affairs, as first Filed on November 14, 2024 or November 15, 2024, as amended from time to time.

125.           “Second Day Hearing” has the meaning defined in Section 3.5 of the Plan.

126.           “Secured Claim” means a Claim that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the Holder of such Claim’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) or as Allowed pursuant to the Plan as a Secured Claim.

127.           “Senior Credit Facility” means that certain credit agreement dated as of December 15, 2015 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time) by and among BurgerFi International, Inc. and Plastic Tripod, Inc., as borrowers, and TREW, as successor to and assignee of Regions Bank as lender, administrative agent and collateral agent, with substantially all other Debtors are guarantors, and all related or ancillary agreements, including without limitation the related pledge and security agreement and that certain Emergency Protective Advance Agreement.

128.           “Statutory Fees” has the meaning set forth in Section 5.4(a) of the Plan.

129.           “Solicitation Packages” has the meaning set forth in Section 13.8 of the Plan.

130.           “TREW” means TREW Capital Management Private Credit 2 LLC.

131.           “TREW Cash Contribution” means a payment in Cash of $250,000 to be made by TREW to the Liquidating Trust upon the Effective Date.

132.           “TREW Claims” means all Claims of TREW against any Debtor under or relating to the Senior Credit Facility; provided, however, that TREW Claims do not include any Claims under the DIP Order.

133.           “TREW Collateral” means all BF Parent Assets, BFI Assets and ACFP Assets to the extent any such assets, rights or property are subject to any TREW Interest. For the avoidance of doubt, TREW Collateral does not include any Retained Causes of Action.

134.           “TREW Interest” means any security interest in or lien on any BF Parent Assets, BFI Assets or ACFP Assets (in each case excluding any Causes of Action) that secures any obligation to TREW under the Senior Credit Facility, whether arising pursuant to the Senior Credit Facility and the DIP Order.

135.           “TREW Litigation Contribution” means all Claims or Causes of Action held by TREW against any non-Debtor Entity relating to the Senior Credit Facility and existing as of the Petition Date; provided, however, that the TREW Litigation Contribution shall not include any Claims or Causes of Action acquired by TREW under any Asset Purchase Agreement. For the avoidance of doubt, the TREW Litigation Contribution does not include any TREW Claims.

136.           “TREW Plan Contribution” means the TREW Cash Contribution and the TREW Litigation Contribution.

137.          “Trust Advisors” means the Liquidating Trustee’s consultants, agents, attorneys, accountants, financial advisors, estates, employees, independent contractors, officers, directors, principals, professionals, and other representatives.

138.           “Unclaimed Distribution” has the meaning set forth in Section 10.8 of the Plan.

139.           “Unexpired Lease” means any unexpired lease of commercial real property to which any Debtor is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

140.           “Unimpaired” means, with respect to any Class, Claim or Equity Interest, not “impaired” within the meaning of sections 1123 and 1124 of the Bankruptcy Code.

141.           “United States Trustee” means the Office of the United States Trustee for the District of Delaware.

142.           “Voting Deadline” means February 28, 2025, the date specified in the Interim Approval and Procedures Order or related Solicitation Materials approved by the Bankruptcy Court as the last date for Holders of Claims entitled to vote on this Plan to submit their ballots with respect to this Plan, as such date may be extended. On February 24, 2025, the Debtors filed and served a notice [Docket No. 1309] extending the Voting Deadline to March 3, 2025.

143.          “Waterfall” means the allocation of available proceeds of Liquidating Trust Assets or for Distribution among the Classes of General Unsecured Claims that is set forth in Section 10.3 of the Plan.

EXHIBIT B

LIST OF DEBTORS

A.	The BFI Debtors are the following Debtors:

1.	BurgerFi International, Inc.

2.	BurgerFi International, LLC

3.	BF Restaurant Management, LLC

4.	BurgerFi IP, LLC

5.	BF Altamonte Springs, LLC

6.	BF Atlanta - Perimeter MarketPlace, LLC

7.	BF Boca Raton - Boca Pointe, LLC

8.	BF Boca Raton, LLC

9.	BF City Place-West Palm, LLC

10.	BF Commack, LLC

11.	BF Coral Springs, LLC

12.	BF Dania Beach, LLC

13.	BF Delray- Linton, LLC

14.	BF Food Truck, LLC

15.	BF Fort Myers - Daniels, LLC

16.	BF Hallandale Beach, LLC

17.	BF Hendersonville, LLC

18.	BF Hermitage LLC

19.	BF Jacksonville Riverside, LLC

20.	BF Jacksonville Town Center, LLC

21.	BF Jupiter - Indiantown, LLC

22.	BF LBTS, LLC

23.	BF Miami Beach - Meridian, LLC

24.	BF Miami Beach-Collins, LLC

25.	BF Miami Lakes, LLC

26.	BF Miramar LLC

27.	BF Naples Immokalee, LLC

28.	BF Naples Tamiami, LLC

29.	BF Neptune Beach, LLC

30.	BF NY 82, LLC

31.	BF Odessa, LLC

32.	BF Orlando-Dr. Phillips, LLC

33.	BF PBG, LLC

34.	BF Pembroke Pines, LLC

35.	BF Pines City Center, LLC

36.	BF Secaucus, LLC

37.	BF Tallahassee Varsity, LLC

38.	BF Tampa Bay, LLC

39.	BF Tampa - Channelside, LLC

40.	BF Tampa - Westchase, LLC

41.	BF Wellington, LLC

42.	BF West Delray, LLC

43.	BGM Pembroke Pines, LLC

44.	BurgerFi Enterprises, LLC

45.	BurgerFi Management Services, LLC

46.	BurgerFi-Delray Beach, LLC

47.	UES NY BurgerFi, LLC

B.	The ACFP Debtors are the following Debtors:

1.	Hot Air, Inc.

2.	Plastic Tripod, Inc.

3.	ACFP Management, Inc.

4.	Anthony’s Pizza Holding Company, LLC

5.	Anthony’s Coal Fired Pizza of Clifton, LLC

6.	ACFP/NYNJ Ventures LLC

7.	BH Sauce, LLC

8.	Anthony’s Coal Fired Pizza of Edison LLC

9.	ACFP Boca MGT LLC

10.	Anthony’s Coal-Fired Pizza, LLC

11.	Anthony’s Coal Fired Pizza of Bethesda LLC

12.	Anthony’s Coal Fired Pizza of Altamonte Springs, LLC

13.	Anthony’s Coal Fired Pizza of Aventura, LLC

14.	Anthony’s Coal Fired Pizza of Blue Bell LLC

15.	Anthony’s Coal Fired Pizza of Boca Raton, LLC

16.	Anthony’s Coal Fired Pizza of Bohemia, LLC

17.	Anthony’s Coal Fired Pizza of Brandon, LLC

18.	Anthony’s Coal Fired Pizza of Carle Place, LLC

19.	Anthony’s Coal Fired Pizza of Clearwater, LLC

20.	Anthony’s Coal Fired Pizza of Commack LLC

21.	Anthony’s Coal Fired Pizza of Coral Gables, LLC

22.	Anthony’s Coal Fired Pizza of Coral Springs, LLC

23.	Anthony’s Coal Fired Pizza of Cranberry, LLC

24.	Anthony’s Coal Fired Pizza of Cranston LLC

25.	Anthony’s Coal Fired Pizza of Delray Beach, LLC

26.	Anthony’s Coal Fired Pizza of Doral LLC

27.	Anthony’s Coal Fired Pizza of East Boca LLC

28.	Anthony’s Coal Fired Pizza of Exton, LLC

29.	Anthony’s Coal Fired Pizza of Fair Lawn, LLC

30.	Anthony’s Coal Fired Pizza of Horsham, LLC

31.	Anthony’s Coal Fired Pizza of Kendall, LLC

32.	Anthony’s Coal Fired Pizza of Littleton LLC

33.	Anthony’s Coal Fired Pizza of Livingston LLC

34.	Anthony’s Coal Fired Pizza of Marlboro LLC

35.	Anthony’s Coal Fired Pizza of McMurray, LLC

36.	Anthony’s Coal Fired Pizza of Miami Lakes, LLC

37.	Anthony’s Coal Fired Pizza of Miramar LLC

38.	Anthony’s Coal-Fired Pizza of Monroeville, LLC

39.	Anthony’s Coal Fired Pizza of Mount Laurel, LLC

40.	Anthony’s Coal Fired Pizza of Natick, LLC

41.	Anthony’s Coal Fired Pizza of North Lauderdale LLC

42.	Anthony’s Coal Fired Pizza of North Miami LLC

43.	Anthony’s Coal Fired Pizza of North Tampa, LLC

44.	Anthony’s Coal Fired Pizza of Palm Beach Gardens, LLC

45.	Anthony’s Coal Fired Pizza of Pembroke Pines, LLC

46.	Anthony’s Coal Fired Pizza of Pike Creek, LLC

47.	Anthony’s Coal Fired Pizza of Pinecrest, LLC

48.	Anthony’s Coal Fired Pizza of Plantation, LLC

49.	Anthony’s Coal Fired Pizza of Ramsey, LLC

50.	Anthony’s Coal Fired Pizza of Reading LLC

51.	Anthony’s Coal Fired Pizza of Sand Lake, LLC

52.	Anthony’s Coal-Fired Pizza of Settler’s Ridge, LLC

53.	Anthony’s Coal Fired Pizza of South Tampa, LLC

54.	Anthony’s Coal Fired Pizza of Springfield LLC

55.	Anthony’s Coal Fired Pizza of Stuart LLC

56.	Anthony’s Coal Fired Pizza of Trexlertown LLC

57.	Anthony’s Coal Fired Pizza of Wantagh, LLC

58.	Anthony’s Coal Fired Pizza of Wayne NJ LLC

59.	Anthony’s Coal Fired Pizza of Wayne, LLC

60.	Anthony’s Coal Fired Pizza of Wellington, LLC

61.	Anthony’s Coal Fired Pizza of West Palm Beach LLC

62.	Anthony’s Coal Fired Pizza of Weston, LLC

63.	Anthony’s Coal Fired Pizza of Westwood LLC

64.	Anthony’s Coal Fired Pizza of Wilmington, LLC

65.	Anthony’s Coal Fired Pizza of Woodbury, LLC

66.	Anthony’s Coal Fired Pizza of Wynnewood LLC

67.	Anthony’s Coal Fired Pizza of Wyomissing, LLC

68.	Anthony’s Sports Bar And Grill, LLC

EXHIBIT C

ORGANIZATIONAL CHART AS OF THE PETITION DATE

09.11.2024

BFI/ACFP Companies – Organizational Chart

LEGEND:
C-Corp
Disregarded LLC
BurgerFi International, Inc. (DE)
100%
100%
BurgerFi International, LLC (DE)
100%
100%
BF Restaurant Management, LLC (FL)
BurgerFi IP, LLC (FL)
100%
1. BF Altamonte Springs LLC
2. BF Atlanta – Perimeter Marketplace, LLC (GA) *
3. BF Boca Raton – Boca Pointe, LLC (FL)
4. BF Boca Raton, LLC (FL)
5. BF City Place West Palm, LLC (FL)
6. BF Commack, LLC (NY)
7. BF Coral Springs, LLC (FL)
8. BF Dania Beach, LLC (FL)
9. BF Delray – Linton, LLC (FL)
10. BF Food Truck, LLC (FL)
11. BF Fort Myers – Daniels, LLC (FL)
12. BF Hallandale Beach, LLC (FL) *
13. BF Hendersonville, LLC (TN) *
14. BF Hermitage, LLC* (TN)
15. BF Jacksonville Riverside, LLC (FL)
16. BF Jacksonville Town Center, LLC (FL)
17. BF Jupiter Indiantown, LLC (FL) *
18. BF LBTS, LLC (FL)
19. BF Miami Beach – Collins, LLC (FL)
20. BF Miami Beach – Meridian, LLC (FL)
21. BF Miami Lakes, LLC (FL)
22. BF Miramar LLC (FL)
23. BF Naples Immokalee, LLC (FL) *
24. BF Naples Tamiami, LLC (FL) *
25. BF Neptune Beach, LLC (FL) *
26. BF NY 82, LLC (NY) ***
27. BF Odessa, LLC (FL) *
28. BF Orlando – Dr. Phillips, LLC* (FL)
29. BF PBG, LLC (FL)
30. BF Pembroke Pines, LLC
31. BF Pines City Center, LLC (FL) *
32. BF Secaucus, LLC (NJ)
33. BF Tallahassee Varsity, LLC* (FL)
34. BF Tampa – Channelside, LLC (FL)
35. BF Tampa – Westchase, LLC (FL) *
36. BF Tampa Bay, LLC (FL)
37. BF Wellington, LLC (FL)
38. BF West Delray, LLC (FL)
39. BGM Pembroke Pines, LLC (FL)
40. BurgerFi Enterprises, LLC (FL)
41. BurgerFi Management Services, LLC (FL)
42. UES NY BurgerFi, LLC (NY) **
Hot Air, Inc. (DE)
100%
Plastic Tripod, Inc. (DE)
100%
ACFP Management, Inc. (DE)
100%
Anthony's Pizza Holding Company, LLC (FL)
100%
FLORIDA (see following page)
NEW YORK / NEW JERSEY (see following page)
PA / DE / MA / RI / MD (see following page)

* Denotes that the location has closed or sold.

** UES NY BurgerFi, LLC is owned 80% by BF Restaurant Management, LLC and 20% by JMBFI, LLC, which is not an affiliate of the Debtors.

*** BF NY 82, LLC is 100% owned by UES NY BurgerFi, LLC.